UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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EXXON MOBIL CORPORATION

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NOTICE OF 2015
ANNUAL MEETING
AND PROXY STATEMENT

April 14, 2015

Dear Shareholder:

We invite you to attend the annual meeting of shareholders on Wednesday, May 27, 2015, at the Morton H. Meyerson Symphony Center, 2301 Flora Street, Dallas, Texas 75201. The meeting will begin promptly at 9:30 a.m., Central Time. At the meeting, you will hear a report on our business and vote on the following items:

•	Election of directors;

•	Ratification of PricewaterhouseCoopers LLP as independent auditors;

•	Advisory vote to approve executive compensation as required by law;

•	Eight shareholder proposals contained in this proxy statement; and

•	Other matters if properly raised.

Only shareholders of record on April 7, 2015, or their proxy holders may vote at the meeting. Attendance at the meeting is limited to shareholders or their proxy holders and ExxonMobil guests. Only shareholders or their valid proxy holders may address the meeting.

This booklet includes the formal notice of the meeting and proxy statement. The proxy statement tells you about the agenda, procedures, and rules of conduct for the meeting. It also describes how the Board operates, gives information about our director candidates, and provides information about the other items of business to be conducted at the meeting.

Financial information is provided separately in the booklet, 2014 Financial Statements and Supplemental Information, enclosed with proxy materials available to all shareholders.

Even if you own only a few shares, we want your shares to be represented at the meeting. You can vote your shares by Internet, toll-free telephone call, or proxy card.

To attend the meeting in person, please follow the instructions on page 3. An audio webcast with slide presentation and a report on the meeting will be available on our website at exxonmobil.com.

Sincerely,

Jeffrey J. Woodbury	Rex W. Tillerson
Secretary	Chairman of the Board

GENERAL INFORMATION

Who May Vote

Shareholders of ExxonMobil, as recorded in our stock register on April 7, 2015, may vote at the meeting.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 27, 2015

•	The 2015 Proxy Statement, 2014 Summary Annual Report, and 2014 Financial Statements are available at www.edocumentview.com/xom.

Electronic Delivery of Proxy Statement and Annual Report Documents

Instead of receiving future copies of these documents by mail, shareholders can elect to receive an e-mail that will provide electronic links to the proxy materials. Opting to receive your proxy materials online will save the Company the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.

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Shareholders of Record: If you vote on the Internet at www.investorvote.com/exxonmobil, simply follow the prompts for enrolling in the electronic proxy delivery service. You may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare.com/exxonmobil. You may also revoke an electronic delivery election at this site at any time.

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Beneficial Shareholders: If you hold your shares in a brokerage account, you may also have the opportunity to receive copies of the proxy materials electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

How Proxies Work

ExxonMobil’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.

If your shares are held in your name, you can vote by proxy in one of three convenient ways:

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Via Internet: Go to www.investorvote.com/exxonmobil and follow the instructions. You will need to have your proxy card or electronic notice in hand. At this website, you can elect to access future proxy statements and annual reports via the Internet.

•	By Telephone: Call toll-free 1-800-652-8683 or 1-781-575-2300 (outside the United States, Canada, and Puerto Rico), and follow the instructions. You will need to have your proxy card in hand.

•	In Writing: Complete, sign, date, and return your proxy card in the enclosed envelope.

Your proxy card covers all shares registered in your name and shares held in your Computershare Investment Plan account. If you own shares in the ExxonMobil Savings Plan for employees and retirees, your proxy card also covers those shares.

If you give us your signed proxy but do not specify how to vote, we will vote your shares as follows:

•	FOR the election of our director candidates;

•	FOR ratification of the appointment of independent auditors;

•	FOR approval of the compensation of the Named Executive Officers; and

•	AGAINST the shareholder proposals.

If you hold shares through someone else, such as a stockbroker, you will receive material from that firm asking how you want to vote. Check the voting form used by that firm to see if it offers Internet or telephone voting.

Voting Shares in the ExxonMobil Savings Plan

The Trustee of the ExxonMobil Savings Plan will vote Plan shares as participants direct. To the extent participants do not give instructions, the Trustee will vote shares as it thinks best. The proxy card serves to give voting instructions to the Trustee.

Revoking a Proxy

You may revoke your proxy before it is voted at the meeting by:

•	Submitting a new proxy with a later date via a proxy card, the Internet, or by telephone;

•	Notifying ExxonMobil’s Secretary in writing before the meeting; or

•	Voting in person at the meeting.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Treasury shares, which are shares owned by ExxonMobil itself, are not voted and do not count for this purpose.

Votes Required

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Election of Directors Proposal: A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular seat is elected for that seat. Only votes FOR or WITHHELD count. Abstentions and broker non-votes are not counted for purposes of the election of directors. A broker non-vote occurs when a bank, broker, or other holder of record that is holding shares for a beneficial owner does not vote on a particular proposal because the record holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you own shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted.

Our Corporate Governance Guidelines, which can be found in the Corporate Governance section of our website at exxonmobil.com/guidelines, state that all directors will stand for election at the annual meeting of shareholders. In any non-contested election of directors, any director nominee who receives a greater number of votes WITHHELD from his or her election than votes FOR such election shall tender his or her resignation. Within 90 days after certification of the election results, the Board of Directors will decide, through a process managed by the Board Affairs Committee and excluding the nominee in question, whether to accept the resignation. Absent a compelling reason for the director to remain on the Board, the Board shall accept the resignation. The Board will promptly disclose its decision and, if applicable, the reasons for rejecting the tendered resignation on Form 8-K filed with the Securities and Exchange Commission (SEC).

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Other Proposals: Approval of the ratification of the appointment of independent auditors, the advisory vote to approve executive compensation, and the shareholder proposals requires the favorable vote of a majority of votes cast. Only votes FOR or AGAINST these proposals count.

Abstentions count for quorum purposes, but not for voting. Broker non-votes count as votes FOR the ratification of the appointment of independent auditors but do not count for voting on any of the other proposals.

Annual Meeting Admission

Only shareholders or their proxy holders and ExxonMobil guests may attend the meeting. For safety and security reasons, cameras, smartphones, recording equipment, electronic devices, computers, large bags, briefcases, or packages will not be permitted in the building. In addition, each shareholder and ExxonMobil guest will be asked to present valid government-issued picture identification, such as a driver’s license, before being admitted to the meeting.

For registered shareholders, an admission ticket is attached to your proxy card. Please detach and bring the admission ticket with you to the meeting.

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on April 7, 2015, the record date for voting. You may receive an admission ticket in advance by sending a written request with proof of ownership to the address listed below under Contact Information.

Shareholders who do not present admission tickets at the meeting will be admitted only upon verification of ownership at the admission counter.

Audio Webcast of the Annual Meeting

You are invited to visit our website at exxonmobil.com to hear the audio webcast with slide presentation at 9:30 a.m., Central Time, on Wednesday, May 27, 2015. An archived copy of this audio webcast will be available on our website for one year.

Conduct of the Meeting

The Chairman has broad responsibility and legal authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for shareholders who wish to address the meeting. Only shareholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every shareholder who wishes to speak on an item of business will be able to do so.

Dialogue can usually be better accomplished with interested parties outside the meeting and, for this purpose, we have provided a method on our website at exxonmobil.com/directors for raising issues and contacting the non-employee directors either in writing or electronically. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all shareholders. Shareholders making comments during the meeting must do so in English so that the majority of shareholders present can understand what is being said.

Contact Information

If you have questions or need more information about the annual meeting, write to Mr. Jeffrey J. Woodbury, Secretary, Exxon Mobil Corporation, 5959 Las Colinas Boulevard, Irving, TX 75039-2298. Or call us at 1-972-444-1157 or send a fax to 1-972-444-1505.

For information about shares registered in your name or your Computershare Investment Plan account, call ExxonMobil Shareholder Services at 1-800-252-1800 or 1-781-575-2058 (outside the United States, Canada, and Puerto Rico), or access your account via the website at www.computershare.com/exxonmobil. We also invite you to visit ExxonMobil’s website at exxonmobil.com. Investor information can be found at exxonmobil.com/investor. Website materials are not part of this proxy solicitation.

BOARD OF DIRECTORS

CORPORATE GOVERNANCE

Overview

The Board of Directors and its committees perform a number of functions for ExxonMobil and its shareholders, including:

•	Overseeing the management of the Company on your behalf, including oversight of risk management;

•	Reviewing ExxonMobil’s long-term strategic plans;

•	Exercising direct decision-making authority in key areas, such as declaring dividends;

•	Selecting the CEO and evaluating the CEO’s performance; and

•	Reviewing development and succession plans for ExxonMobil’s top executives.

The Board has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and set out the Board’s position on a number of governance issues. A copy of our current Corporate Governance Guidelines is posted on our website at exxonmobil.com/guidelines.

All ExxonMobil directors stand for election at the annual meeting. Non-employee directors cannot stand for election after they have reached age 72, unless the Board makes an exception on a case-by-case basis. Employee directors resign from the Board when they are no longer employed by ExxonMobil.

Risk Oversight

Risk oversight is the responsibility of the full Board of Directors. The Board throughout the year participates in reviews with management on the Company’s business, including identified risk factors. As a whole, the Board reviews include litigation and other legal matters; political contributions, budget, and policy; developments in climate science and policy; the Energy Outlook, which projects world supply and demand to 2040; stewardship of business performance; and long-term strategic plans.

The Board and/or the Public Issues and Contributions Committee visit an ExxonMobil operation each year. These visits allow the directors to better understand local issues and to discuss safety, environmental performance, technology, products, industry and corporate standards, and community involvement associated with the Company’s business.

In addition, existing committees help the Board carry out its responsibility for risk oversight by focusing on specific key areas of risk:

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The Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements, and the Company’s financial reporting and internal control systems;

•	The Board Affairs Committee oversees risks associated with corporate governance, including board structure and succession planning;

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The Compensation Committee helps ensure that the Company’s compensation policies and practices encourage long-term focus, support the retention and development of executive talent, and discourages excessive risk taking;

•	The Public Issues and Contributions Committee oversees operational risks such as those relating to employee and community safety, health, environmental, and security matters; and

•	The Finance Committee oversees risk associated with financial instruments, financial policies and strategies, and capital structure.

The Board receives regular updates from the committees, and believes this structure is best for overseeing risk.

Board Leadership Structure

The Board believes that the decision as to who should serve as Chairman and/or CEO is the proper responsibility of the Board. The Board retains authority to amend the By-Laws to separate the positions of Chairman and CEO at any time and will carefully consider the pros and cons of such separation or combination. At the present time, the Board believes the interests of all shareholders are best served through a leadership model with a combined Chairman/CEO position and an independent Presiding Director.

The current CEO possesses an in-depth knowledge of the Company; its integrated, multinational operations; the evolving energy industry supply and demand; and the array of challenges to be faced. This knowledge was gained through more than 39 years of successful experience in progressively more senior positions, including domestic and international responsibilities.

The Board believes that these experiences and other insights put the CEO in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to shareholders. Further, the Board has demonstrated its commitment and ability to provide independent oversight of management.

The Board is comprised entirely of independent directors except the CEO, and 100 percent of the Audit, Compensation, Board Affairs, and Public Issues and Contributions Committee members are independent. Each independent director has access to the CEO and other Company executives on request; may call meetings of the independent directors; and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee.

In addition, after considering evolving governance practices and shareholder input regarding Board independence, the Board established the role of Presiding Director. The Board believes the Presiding Director can provide effective independent Board leadership. J.S. Fishman serves as Presiding Director and is expected to remain in the position at least through the annual meeting of shareholders. In accordance with the specific duties prescribed in the Corporate Governance Guidelines, the Presiding Director chairs executive sessions of the independent directors, which are held several times per year, normally coincident with meetings of the Board and without the CEO or other management present; chairs meetings of the Board in the absence of the Chairman; and works closely with the Chairman in developing Board agendas, topics, schedules, and in reviewing materials provided to the directors.

Director Qualifications

The Board has adopted guidelines outlining the qualifications sought when considering non-employee director candidates. These guidelines are published on our website at exxonmobil.com/directorguidelines.

In part, the guidelines describe the necessary experiences and skills expected of director candidates as follows:

“Candidates for non-employee director of Exxon Mobil Corporation should be individuals who have achieved prominence in their fields, with experience and demonstrated expertise in managing large, relatively complex organizations, and/or, in a professional or scientific capacity, be accustomed to dealing with complex situations, preferably those with worldwide scope.”

The key qualifications the Board seeks across its membership to achieve a balance of diversity and experiences important to the Corporation include: financial expertise; experience as the CEO of a significant company or organization or as a next-level executive with responsibilities for global operations; experience managing large, complex organizations; experience on one or more boards of significant public or non-profit organizations; and expertise resulting from significant academic, scientific, or research activities. The Board also seeks diversity of life experiences and backgrounds, as well as gender and ethnic diversity.

The table below describes the particular experience, qualifications, attributes, and skills of each director nominee that led the Board to conclude that such person should serve as a director of the Company.

M.J. Boskin	•	Public finance, tax, budget, and macroeconomic policy experience as Senior Fellow at the Hoover Institution and the T.M. Friedman Professor of Economics at Stanford University
	•	Financial expertise
	•	Government/research experience as Chairman of the President’s Council of Economic Advisors and an Associate at the National Bureau of Economic Research
	•	Experience advising the federal government, heads of state, finance ministries, and central banks around the world
	•	Board experience as a Director of Oracle, and as former Director of Shinsei Bank and Vodafone Group (both prior to 2010)

P. Brabeck-Letmathe	•	Global leadership position as Chairman of Nestlé
	•	Board experience at Nestlé and L’Oréal, and as former Director of Alcon (prior to 2010), Roche Holding, and Credit Suisse Group
	•	Experience with worldwide leadership of strategic business groups
	•	Financial expertise
	•	Affiliation with leading business associations (Hong Kong/Europe Business Council and Foundation Board of the World Economic Forum)
	•	Recipient of awards, including “La Orden Mexicana del Aguila Azteca,” the Schumpeter Prize for outstanding contribution in economics, and the Austrian Cross of Honour for service to the Republic of Austria

U.M. Burns	•	Global leadership position as Chairman and Chief Executive Officer of Xerox Corporation
	•	Board experience at Xerox, American Express, and as former Director of Boston Scientific (prior to 2010)
	•	Financial expertise
	•	Leadership positions as Vice Chair of the President’s Export Council and as founding Board Director of Change the Equation to improve education in the United States in science, technology, engineering, and math
	•	Affiliation with numerous community, educational, and non-profit organizations including FIRST (For Inspiration and Recognition of Science and Technology), National Academy Foundation, MIT, and the U.S. Olympic Committee

L.R. Faulkner	•	Leadership experience as President Emeritus of The University of Texas at Austin and former President of Houston Endowment
	•	Financial expertise
	•	Academic/administration experience at major universities including the University of Illinois and Harvard University
	•	Expertise in chemistry, electrochemistry, and materials
	•	Board experience as a former Director of Guaranty Financial Group (prior to 2010) and Temple-Inland
	•	Recognition by the American Academy of Arts and Sciences and leadership of the National Mathematics Advisory Panel

J.S. Fishman	•	Global leadership position as Chairman and Chief Executive Officer of The Travelers Companies
	•	Board experience at The Travelers Companies and The Carlyle Group, and as former Director of Nuveen Investments and Platinum Underwriters Holdings Ltd. (both prior to 2010)
	•	Affiliation with a leading academic institution as a member of the Board of Trustees of the University of Pennsylvania
	•	Affiliation with leading business associations (the Business Council and the American Insurance Association)

H.H. Fore	•	Global leadership position as Chairman and Chief Executive Officer of Holsman International
	•	Government service (former Administrator of the U.S. Agency for International Development and Director of U.S. Foreign Assistance; former Under Secretary of State for Management, the Chief Operating Officer for the Department of State; and former Director of the U.S. Mint)
	•	Board experience at Theravance Biopharma and General Mills, and as former Director of Dexter Corporation and HSB Group (both prior to 2010)
	•	Leadership positions as global Co-Chair of Asia Society and global Co-Chair of WomenCorporateDirectors, and as Trustee of the Aspen Institute and the Center for Strategic and International Studies
	•	Affiliation as a Director with leading humanitarian associations (the Committee Encouraging Corporate Philanthropy and the Center for Global Development)

K.C. Frazier	•	Global leadership position as Chairman, President, and Chief Executive Officer of Merck
	•	Board experience at Merck and at non-profit organizations
	•	Affiliation with leading legal, business, and public policy associations (the President’s Export Council, the American Law Institute, the Business Council, and Pharmaceutical Research and Manufacturers of America)
	•	Recipient of award for extraordinary achievement in pro bono and public service

D.R. Oberhelman	•	Global leadership experience as Chairman and Chief Executive Officer of Caterpillar
	•	Financial experience as former CFO of Caterpillar
	•	Board Experience at Caterpillar, and as a former Director of Eli Lilly and Company and Ameren Corporation
	•	Affiliation with leading business associations (Vice Chairman of the Business Council, Executive Committee member of the Business Roundtable, the Nature Conservancy’s Latin America Conservation Council, Wetlands America Trust, Board of Trustees for the Easter Seals Foundation of Central Illinois, and Chairman of the National Association of Manufacturers)

S.J. Palmisano	•	Global business experience as former Chairman, President, and Chief Executive Officer of IBM
	•	Board experience as a Director of American Express, and as former Director of Gannett Co. (prior to 2010) and IBM
	•	Affiliation with leading business and public policy associations (the Business Roundtable and the Executive Committee of the Council on Competitiveness)
	•	Awarded honorary fellowship from the London Business School, Honorary Degree of Doctor of Humane Letters from Johns Hopkins University and Rensselaer Polytechnic Institute, and the French Legion of Honor

S.S Reinemund	•	Global business experience as former Chairman, President, and Chief Executive Officer of PepsiCo
	•	Leadership position as Executive in Residence and former Dean of Business at Wake Forest University
	•	Academic experience as Professor of Leadership and Strategy at Wake Forest University
	•	Board experience as a Director of American Express, Marriott, and Walmart, and as former Director of Johnson & Johnson and PepsiCo (both prior to 2010)
	•	Affiliation with leading charitable and business associations (U.S. Naval Academy Foundation, National Minority Supplier Development Council, and National Advisory Board of the Salvation Army)

R.W. Tillerson	•	Global business position as Chairman and Chief Executive Officer of ExxonMobil since January 2006 with demonstrated leadership skills resulting from a career of more than 39 years involving positions of increasing responsibility with the Company’s domestic and international business operations
	•	Affiliation with leading business and public policy associations (the Executive Committee of the American Petroleum Institute, the Center for Strategic and International Studies, the National Petroleum Council, the Business Council, the Business Roundtable, the Business Council for International Understanding, and the Emergency Committee for American Trade)
	•	Leadership as a former President of the Boy Scouts of America, Vice Chairman of the Ford’s Theatre Society, and a former Director of the United Negro College Fund

W.C. Weldon	•	Global business experience as former Chairman and CEO of Johnson & Johnson
	•	Board experience as a Director of JPMorgan Chase, Chubb, CVS Caremark, and as former Chairman of Johnson & Johnson
	•	Leadership positions as Director of US–China Business Council and Trustee of Quinnipiac University
	•	Affiliation with leading business associations (past Vice Chairman of the Business Council, the Business Roundtable, past Chairman of the CEO Roundtable on Cancer, Healthcare Leadership Council, and past Chairman of Pharmaceutical Research and Manufacturers of America)

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of the Board consist of independent directors. In general, the Guidelines require that an independent director must have no material relationship with ExxonMobil, directly or indirectly, except as a director. The Board determines independence on the basis of the standards specified by the New York Stock Exchange (NYSE), the additional standards referenced in our Corporate Governance Guidelines, and other facts and circumstances the Board considers relevant.

Under ExxonMobil’s Corporate Governance Guidelines, a director will not be independent if a reportable “related person transaction” exists with respect to that director or a member of the director’s family for the current or most recently completed fiscal year. See the Guidelines for Review of Related Person Transactions posted on the Corporate Governance section of our website and described in more detail under Related Person Transactions and Procedures on pages 15 to 16.

The Board has reviewed relevant relationships between ExxonMobil and each non-employee director and director nominee to determine compliance with the NYSE standards and ExxonMobil’s additional standards. The Board has also evaluated whether there are any other facts or circumstances that might impair a director’s independence. Based on that review, the Board has determined that all ExxonMobil non-employee directors and nominees are independent. The Board has also determined that each member of the Audit, Board Affairs, Compensation, and Public Issues and Contributions Committees (see membership table on page 9) is independent.

In recommending that each director and nominee be found independent, the Board Affairs Committee reviewed the following transactions, relationships, or arrangements. All matters described below fall within the NYSE and ExxonMobil independence standards.

Name	Matters Considered
P. Brabeck-Letmathe	Ordinary course business with Nestlé (purchases of food and nutrition products; sales of fuels and lubricants)
U.M. Burns	Ordinary course business with Xerox (purchases of business process, IT, and document and benefit plan services)
J.S. Fishman	Ordinary course business with Travelers (purchases of insurance products; sales of ExxonMobil commercial paper)
K.C. Frazier	Ordinary course business with Merck (purchases of pharmaceuticals; sales of chemicals and oils)
D.R. Oberhelman	Ordinary course business with Caterpillar (purchases of license rights and equipment; sales of lubricants)

Board Meetings and Committees; Annual Meeting Attendance

The Board met 10 times in 2014. ExxonMobil’s incumbent directors, on average, attended approximately 95 percent of Board and committee meetings during 2014. No director attended less than 75 percent of such meetings. ExxonMobil’s non-employee directors held five executive sessions in 2014.

As specified in our Corporate Governance Guidelines, it is ExxonMobil’s policy that directors should make every effort to attend the annual meeting of shareholders. All incumbent directors attended last year’s meeting.

The Board appoints committees to help carry out its duties. Board committees work on key issues in greater detail than would be possible at full Board meetings. Only non-employee directors may serve on the Audit, Compensation, Board Affairs, and Public Issues and Contributions Committees. Each committee has a written charter. The charters are posted on the Corporate Governance section of our website at exxonmobil.com/governance.

The table below shows the current membership of each Board committee and the number of meetings each committee held in 2014.

Director	Audit	Compensation	Board Affairs	Finance	Public Issues and Contributions	Executive(1)
M.J. Boskin		•			•	•
P. Brabeck-Letmathe	•			•
U.M. Burns	•			•
L.R. Faulkner	C			•
J.S. Fishman		•			•
H.H. Fore			•		•
K.C. Frazier			C		•
W.W. George	•			•		•
S.J. Palmisano		C	•			•
S.S Reinemund			•		C	•
R.W. Tillerson				C		C
W.C. Weldon		•	•
2014 Meetings	11	8	6	2	5	0

C = Chair            • = Member            (1) Other directors serve as alternate members on a rotational basis.

Below is additional information about each Board committee.

Board Affairs Committee

The Board Affairs Committee serves as ExxonMobil’s nominating and corporate governance committee. The Committee recommends director candidates, reviews non-employee director compensation, and reviews other corporate governance practices, including the Corporate Governance Guidelines. The Committee also reviews any issue involving an executive officer or director under ExxonMobil’s Code of Ethics and Business Conduct and administers ExxonMobil’s Related Person Transaction Guidelines.

The Committee has adopted Guidelines for the Selection of Non-Employee Directors that describe the qualifications the Committee looks for in director candidates. These Selection Guidelines, as well as the Committee’s charter, are posted on the Corporate Governance section of our website, and are described in more detail below and in the section titled Director Qualifications on pages 5 to 8.

A substantial majority of the Board must meet the independence standards described in the Corporate Governance Guidelines, and all candidates must be free from any relationship with management or the Corporation that would interfere with the exercise of independent judgment. Candidates should be committed to representing the interests of all shareholders and not any particular constituency. The Board must include members with the particular experience required for service on key Board committees, as described in the committee charters.

The Guidelines for the Selection of Non-Employee Directors state:

“ExxonMobil recognizes the strength and effectiveness of the Board reflect the balance, experience, and diversity of the individual directors; their commitment; and importantly, the ability of directors to work effectively as a group in carrying out their responsibilities. ExxonMobil seeks candidates with diverse backgrounds who possess knowledge and skills in areas of importance to the Corporation.”

In addition to seeking a diverse set of business or academic experiences, the Committee seeks a mix of nominees whose perspectives reflect diverse life experiences and backgrounds, as well as gender and ethnic diversity. The Committee does not use quotas but considers diversity along with the other requirements of the Selection Guidelines when evaluating potential new directors. The Committee has also instructed its executive search firm to include diversity as part of the candidate search criteria.

The Committee identifies director candidates primarily through recommendations made by the non-employee directors. These recommendations are developed based on the directors’ own knowledge and experience in a variety of fields, and research conducted by ExxonMobil staff at the Committee’s direction. The Committee has also engaged an executive search firm to help the Committee identify new director candidates. The firm identifies potential director candidates for the Committee to consider and helps research candidates identified by the Committee. Additionally, the Committee considers recommendations made by employee directors, shareholders, and others. All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the Selection Guidelines.

The recommendation of Mr. Oberhelman was made by incumbent directors and the executive search firm.

Shareholders may send recommendations for director candidates to the Secretary at the address given under Contact Information on page 3. A submission recommending a candidate should include:

•	Sufficient biographical information to allow the Committee to evaluate the candidate in light of the Selection Guidelines;

•	Information concerning any relationship between the candidate and the shareholder recommending the candidate; and

•	Material indicating the willingness of the candidate to serve if nominated and elected.

The procedures by which shareholders may recommend nominees have not changed materially since last year’s proxy statement.

The Committee also administers provisions of the Corporate Governance Guidelines that require a director to tender a resignation when there is a substantial change in the director’s circumstances. The Committee reviews the relevant facts to determine whether the director’s continued service would be appropriate and makes a recommendation to the Board.

Another responsibility of the Committee is to review and make recommendations to the Board regarding the compensation of the non-employee directors. The Committee uses an independent consultant, Pearl Meyer & Partners, to provide information on current developments and practices in director compensation. Pearl Meyer & Partners is the same consultant retained by the Compensation Committee to advise on executive compensation, but performs no other work for ExxonMobil.

Audit Committee

The Audit Committee oversees accounting and internal control matters. Its responsibilities include oversight of:

•	Management’s conduct of the Corporation’s financial reporting process;

•	The integrity of the financial statements and other financial information provided by the Corporation to the SEC and the public;

•	The Corporation’s system of internal accounting and financial controls;

•	The Corporation’s compliance with legal and regulatory requirements;

•	The performance of the Corporation’s internal audit function;

•	The independent auditors’ qualifications, performance, and independence; and

•	The annual independent audit of the Corporation’s financial statements.

The Committee has direct authority and responsibility to appoint (subject to shareholder ratification), compensate, retain, and oversee the independent auditors.

The Committee also prepares the report that SEC rules require be included in the Corporation’s annual proxy statement. This report is on pages 59 to 60.

The Audit Committee has adopted specific policies and procedures for pre-approving fees paid to the independent auditors. Under the Audit Committee’s approach, an annual program of work is approved each October for the following categories of services: Audit, Audit-Related, and Tax. Additional engagements may be brought forward from time to time for pre-approval by the Audit Committee. Pre-approvals apply to engagements within a category of service, and cannot be transferred between categories. If fees might otherwise exceed pre-approved amounts for any category of permissible services, the incremental amounts must be reviewed and pre-approved prior to commitment. The complete text of the Audit Committee’s pre-approval policies and procedures is posted on the Corporate Governance section of ExxonMobil’s website.

The Board has determined that all members of the Committee are financially literate within the meaning of the NYSE standards, and that Mr. Brabeck-Letmathe, Ms. Burns, Dr. Faulkner, and Mr. George are “audit committee financial experts” as defined in the SEC rules.

Compensation Committee

The Compensation Committee oversees compensation for ExxonMobil’s senior executives, including salary, bonus, and incentive awards. They also oversee succession planning for key executive positions. The Committee’s charter is available on the Corporate Governance section of our website.

During 2014, the Committee established the ceiling for the 2014 short term and long term incentive award programs, approved the salary program for 2015, reviewed the individual performance and contributions of each senior executive including the CEO, granted individual incentive awards and set salaries for the senior executives, and reviewed progress on executive development and succession planning for senior positions.

The Compensation Committee’s report is on page 23.

The Committee does not delegate its responsibilities with respect to ExxonMobil’s executive officers and other senior executives (currently 27 positions). For other employees, the Committee delegates authority to determine individual salaries and incentive awards to a committee consisting of the Chairman and the Senior Vice Presidents of the Corporation. That committee’s actions are subject to a salary budget and aggregate annual ceilings on cash and equity incentive awards established by the Compensation Committee.

The Committee utilizes the expertise of an external independent consultant, Pearl Meyer & Partners. The Committee is solely and directly responsible for the appointment, compensation, and oversight of the consultant. The Committee considers factors that could affect Pearl Meyer & Partners’ independence, including that the consultant provides no other services for ExxonMobil other than its engagement by the Committee and the Board Affairs Committee as described below. Based on this review, the Committee has determined the consultant’s work for the Committee to be free from conflicts of interest.

At the direction of the Committee, the consultant provides the following services:

•	Attends Compensation Committee meetings;

•

Informs the Compensation Committee regarding general trends in executive compensation across industries, particularly trends that reflect a change in compensation practices, and prepares the analysis of comparator company compensation used by the Compensation Committee; and

•	Participates in the Committee’s deliberations regarding compensation for Named Executive Officers that include items such as:

–

Whether changes in trends in compensation practices are relevant to ExxonMobil’s compensation programs, as well as a perspective on the structure and competitive standing of ExxonMobil’s compensation program for senior executives;

–

Whether the ExxonMobil compensation strategy continues to support the business model, including how the Committee should emphasize or weigh one compensation element versus another to address the long-term nature of the business and long investment lead times of the Company’s capital program;

–	How the compensation strategy impacts executive succession planning;

–	The interpretation of issues involving executive compensation raised by shareholders and the appropriate responses from management;

–

How to determine the appropriate level of compensation and each compensation element for the Named Executive Officers considering similar positions across industries, their career experience, and length of experience in their positions, as well as general performance of the Company within the industry; and

–	Input on the pace at which compensation levels should be adjusted over future years and how to weigh or consider the impact of a compensation change today on future retirement income.

The independent consultant’s input is given serious consideration as part of the Committee’s decision-making process but is not assigned a weight versus the other matters considered by the Committee as described in the Compensation Discussion and Analysis beginning on page 24.

In addition, at the direction of the Chair of the Board Affairs Committee, Pearl Meyer & Partners provides an annual survey of non-employee director compensation for use by that Committee.

The Compensation Committee meets with ExxonMobil’s CEO and other senior executives during the year to review the Corporation’s business results and progress on strategic plans. The Committee uses this input to help determine the aggregate annual ceilings to be set for the Corporation’s cash and stock-based incentive award programs. The CEO also provides input to the Committee regarding performance assessments for ExxonMobil’s other senior executives and makes recommendations to the Committee with respect to salary and incentive awards for these executives and succession planning for senior positions. The CEO does not, however, participate in or provide input on decisions regarding his own compensation.

The Committee uses tally sheets to assess total compensation for the Corporation’s senior executives. The tally sheets value all elements of cash compensation; incentive awards, including stock-based grants; the annual change in pension value; and other benefits and perquisites. The tally sheets also display the value of outstanding stock-based awards and lump sum pension estimates.

Additional information on tally sheets and other analytical tools used by the Committee to facilitate compensation decisions is on page 43.

The Compensation Committee determines whether ExxonMobil’s compensation program could result in inappropriate risk taking. The assessment process includes examining each element of the Company’s compensation policies and practices to determine whether they encourage or reward excessive risk taking. Based on its assessment, the Committee does not believe that ExxonMobil’s compensation policies and practices create any material adverse risks for the Company.

The key design features of our compensation program that discourage inappropriate risk taking are summarized below. These elements are also described in more detail in the Compensation Discussion and Analysis section of this proxy statement.

•	Allocation of Compensation Elements

The objective of the Compensation Committee is to grant more than 50 percent of compensation in the form of equity awards with long restriction periods and 10 to 20 percent as an annual bonus. Salary comprises 10 percent or less of pay granted annually. The allocation of these compensation elements for the Named Executive Officers for 2014 is shown on pages 38 and 46. In the judgment of the Committee, this mix of short and long term incentives strikes an appropriate balance in aligning the interests of senior executives with the business priorities of the Company and sustainable growth in long-term shareholder value.

•	Equity Awards

Long Restriction Periods. As noted above, senior executives are granted a substantial portion of annual compensation in the form of restricted stock or restricted stock units and these equity awards are restricted from sale for extended periods of time. Specifically, half of the annual equity award may not be sold for 10 years from grant date or until retirement, whichever is later. The other half is restricted for five years.

Risk of Forfeiture. During these long restriction periods, the equity award is at risk of forfeiture for resignation or detrimental activity. The long vesting periods on equity awards and the risk of forfeiture together support an appropriate risk/reward profile that reinforces the long-term orientation expected of senior executives.

•	Annual Bonus

Delayed Payout. Payout of half of the annual bonus is delayed. This is a unique feature of our compensation program relative to many comparator companies and further discourages inappropriate risk taking; the timing of the delayed payout is determined by earnings performance.

Risk of Forfeiture. Similar to equity awards, the delayed portion of the bonus is subject to risk of forfeiture for resignation or detrimental activity.

Recoupment. The entire annual bonus is subject to recoupment (“claw-back”) in the event of material negative restatement of the Corporation’s reported financial or operating results. The recoupment provision reinforces the importance of the Company’s financial controls and compliance programs.

•	No Contracts

The CEO and the other Named Executive Officers do not have employment contracts, severance agreements, or change-in-control arrangements with the Company. The Committee believes that inappropriate risk taking is discouraged by the fact that senior executives are “at-will” employees of the Company.

•	Common Programs

All of ExxonMobil’s U.S. executives (more than 1,000), including the Named Executive Officers, are eligible for the same salary, incentive, and retirement programs, which are reviewed by the Compensation Committee. We do not have special programs specifically for the CEO or other Named Executive Officers. Inappropriate risk taking is discouraged at all levels of the Company through similar compensation design features and allocation of awards.

For more information on the Committee’s approach to executive compensation and the decisions made by the Committee for 2014, refer to the Compensation Discussion and Analysis beginning on page 24.

Finance Committee

The Finance Committee reviews ExxonMobil’s financial policies and strategies, including our capital structure, dividends, and share purchase program. The Committee authorizes the issuance of corporate debt subject to limits set by the Board. The Committee’s charter is available on the Corporate Governance section of our website.

Public Issues and Contributions Committee

The Public Issues and Contributions Committee reviews the effectiveness of the Corporation’s policies, programs, and practices with respect to safety, security, health, the environment, and social issues. The Committee hears reports from operating units on safety and environmental activities, and also visits operating sites to observe and comment on current operating practices. In addition, the Committee reviews the level of ExxonMobil’s support for education and other public service programs, including the Company’s contributions to the ExxonMobil Foundation. The Foundation works to improve the quality of education in the United States at all levels, with special emphasis on math and science. The Foundation also supports the Company’s other cultural and public service giving. The Committee’s charter is available on the Corporate Governance section of our website.

Executive Committee

The Executive Committee has broad power to act on behalf of the Board. In practice, the Committee meets only when it is impractical to call a meeting of the full Board.

Shareholder Communications

The Board Affairs Committee has approved and implemented procedures for shareholders and other interested persons to send written or electronic communications to individual directors, including the Presiding Director, Board committees, or the non-employee directors as a group.

•	Written Communications: Written correspondence should be addressed to the director or directors in care of the Secretary at the address given under Contact Information on page 3.

•

Electronic Communications: You may send e-mail to individual non-employee directors, Board committees, or the non-employee directors as a group by using the form provided for that purpose on our website at exxonmobil.com/directors.

Additional instructions and procedures for communicating with the directors are posted on the Corporate Governance section of our website at exxonmobil.com/proceduresdircom.

Code of Ethics and Business Conduct

The Board maintains policies and procedures (which we refer to in this proxy statement as the “Code”) that represent both the code of ethics for the principal executive officer, principal financial officer, and principal accounting officer under SEC rules, and the code of business conduct and ethics for directors, officers, and employees under NYSE listing standards. The Code applies to all directors, officers, and employees. The Code includes a Conflicts of Interest Policy under which directors, officers, and employees are expected to avoid any actual or apparent conflict between their own personal interests and the interests of the Corporation.

The Code is posted on the ExxonMobil website at exxonmobil.com/code. The Code is also included as an exhibit to our Annual Report on Form 10-K. Any amendment of the Code will be posted promptly on our website.

The Corporation maintains procedures for administering and reviewing potential issues under the Code, including procedures that allow employees to make complaints without identifying themselves. The Corporation also conducts periodic mandatory business practice training sessions, and requires regular employees and non-employee directors to make annual compliance certifications.

The Board Affairs Committee will initially review any suspected violation of the Code involving an executive officer or director and will report its findings to the Board. The Board does not envision that any waiver of the Code will be granted. Should such a waiver occur, it will be promptly disclosed on our website.

Related Person Transactions and Procedures

In accordance with SEC rules, ExxonMobil maintains Guidelines for Review of Related Person Transactions. These Guidelines are available on the Corporate Governance section of our website.

In accordance with the Related Person Transaction Guidelines, all executive officers, directors, and director nominees are required to identify, to the best of their knowledge after reasonable inquiry, business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a reportable related person transaction. Covered persons must also advise the Secretary of the Corporation promptly of any change in the information provided, and will be asked periodically to review and reaffirm their information.

For the above purposes, “immediate family member” includes a person’s spouse, parents, siblings, children, in-laws, and step-relatives.

Based on this information, we review the Company’s own records and make follow-up inquiries as may be necessary to identify potentially reportable transactions. A report summarizing such transactions and including a reasonable level of detail is then provided to the Board Affairs Committee. The Committee oversees the Related Person Transaction Guidelines generally and reviews specific items to assess materiality.

In assessing materiality for this purpose, information will be considered material if, in light of all circumstances, there is a substantial likelihood a reasonable investor would consider the information important in deciding whether to buy or sell ExxonMobil stock or in deciding how to vote shares of ExxonMobil stock. A director will abstain from the decision on any transactions involving that director or his or her immediate family members.

Under SEC rules, certain transactions are deemed not to involve a material interest (including transactions in which the amount involved in any 12-month period is less than $120,000 and transactions with entities where a related person’s interest is limited to service as a non-employee director). In addition, based on a consideration of ExxonMobil’s facts and circumstances, the Committee will presume that the following transactions do not involve a material interest for purposes of reporting under SEC rules:

•

Transactions in the ordinary course of business with an entity for which a related person serves as an executive officer, provided: (1) the affected director or executive officer did not participate in the decision on the part of ExxonMobil to enter into such transactions; and (2) the amount involved in any related category of transactions in a 12-month period is less than 1 percent of the entity’s gross revenues.

•

Grants or membership payments in the ordinary course of business to non-profit organizations, provided: (1) the affected director or executive officer did not participate in the decision on the part of ExxonMobil to make such payments; and (2) the amount of general purpose grants in a 12-month period is less than 1 percent of the recipient’s gross revenues.

•

Payments under ExxonMobil plans and arrangements that are available generally to U.S. salaried employees (including contributions under the ExxonMobil Foundation’s Educational and Cultural Matching Gift Programs and payments to providers under ExxonMobil health care plans).

•

Employment by ExxonMobil of a family member of an executive officer, provided the executive officer does not participate in decisions regarding the hiring, performance evaluation, or compensation of the family member.

Transactions or relationships not covered by the above standards will be assessed by the Committee on the basis of the specific facts and circumstances.

The following disclosures are made as of February 25, 2015, the date of the most recent Board Affairs Committee review of potential related person transactions.

ExxonMobil and its affiliates have about 75,000 regular employees around the world and employees related by birth or marriage may be found at all levels of the organization. ExxonMobil employees do not receive preferential treatment by reason of being related to an executive officer, and executive officers do not participate in hiring, performance evaluation, or compensation decisions for family members. ExxonMobil’s employment guidelines state, “Relatives of Company employees may be employed on a non-preferential basis. However, an employee should not be employed by or assigned to work under the direct supervision of a relative, or to report to a supervisor who in turn reports to a relative of the employee.”

Several current ExxonMobil executive officers have family members also employed by the Corporation or its affiliates: M.W. Albers (Senior Vice President) has a daughter employed by ExxonMobil Development Company; R.N. Schleckser (Vice President and Treasurer) has a brother employed by ExxonMobil Refining & Supply Company; S.M. Greenlee (Vice President) has a son employed by ExxonMobil Development Company; and J.J. Woodbury (Vice President – Investor Relations and Secretary) has a son employed by XTO Energy, Inc. In each case, the total value of the family member’s current annualized compensation (including benefits) exceeds the SEC threshold for disclosure. However, consistent with ExxonMobil’s Related Person Transaction Guidelines, we do not consider any of the relationships noted above to be material within the meaning of the related person transaction disclosure rules.

The Board Affairs Committee also reviewed ExxonMobil’s ordinary course business with companies for which non-employee directors or their immediate family members serve as executive officers. The Committee determined that, in accordance with the categorical standards described above, none of those matters represent reportable related person transactions. See Director Independence on page 8.

The Committee also determined that no related person transactions occurred during the year involving any of the investors who have reported ownership of 5 percent or more of ExxonMobil’s outstanding common stock. See “Certain Beneficial Owners” on page 22.

We are not aware of any related person transactions required to be reported under applicable SEC rules since the beginning of the last fiscal year where our policies and procedures did not require review, or where such policies and procedures were not followed.

The Corporation’s Related Person Transaction Guidelines are intended to assist the Corporation in complying with its disclosure obligations under SEC rules. These procedures are in addition to, not in lieu of, the Corporation’s Code of Ethics and Business Conduct.

ITEM 1 – ELECTION OF DIRECTORS

The Board of Directors has nominated the director candidates named on the following pages. Personal information on each of our nominees, including public company directorships during the past five years, is provided. All of our nominees currently serve as ExxonMobil directors except for Mr. Oberhelman, who has been nominated by the Board for first election as a director at the annual meeting.

All director nominees have stated they are willing to serve if elected. If a nominee becomes unavailable before the election, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Board names one. Alternatively, the Board may reduce its size to equal the number of remaining nominees.

The Board recommends you vote FOR each of the following candidates:

Michael J. Boskin Age 69 Director since 1996

Principal Occupation: T.M. Friedman Professor of Economics and Senior Fellow, Hoover Institution, Stanford University

Business Experience: Dr. Boskin is also a Research Associate, National Bureau of Economic Research. He is Chief Executive Officer and President of Boskin & Co., an economic consulting company.

Current Public Company Directorships: Oracle (April 1994–Present)

Past Public Company Directorships: None

Peter Brabeck-Letmathe Age 70 Director since 2010

Principal Occupation: Chairman of the Board, Nestlé

Business Experience: Mr. Brabeck-Letmathe was elected Chairman of Nestlé in 2005, Chief Executive Officer in 1997, and relinquished the role of CEO in 2008. He also served as Vice Chairman, Executive Vice President, and Senior Vice President of Nestlé.

Current Public Company Directorships: Nestlé (June 1997–Present); L’Oréal (June 1997–Present)

Past Public Company Directorships: Roche Holding (April 2000–March 2010); Credit Suisse Group (May 1997–May 2014)

Ursula M. Burns Age 56 Director since 2012

Principal Occupation: Chairman of the Board and Chief Executive Officer, Xerox Corporation

Business Experience: Ms. Burns was elected Chairman of Xerox in 2010, Chief Executive Officer in 2009, and President in 2007. She also served as Senior Vice President, Corporate Strategic Services; and Senior Vice President and President, Document Systems and Solutions Group, and Business Group Operations, at Xerox.

Current Public Company Directorships: Xerox (April 2007–Present); American Express (January 2004–Present)

Past Public Company Directorships: None

Larry R. Faulkner Age 70 Director since 2008

Principal Occupation: President Emeritus, The University of Texas at Austin

Business Experience: Dr. Faulkner served as President of Houston Endowment from 2006 to 2012 and as President of The University of Texas at Austin from 1998 to 2006. He served on the chemistry faculties of The University of Texas, the University of Illinois, and Harvard University. At the University of Illinois, he also held a number of positions in academic administration including Provost and Vice Chancellor for Academic Affairs.

Current Public Company Directorships: None

Past Public Company Directorships: Temple-Inland (August 2005–February 2012)

Jay S. Fishman Age 62 Director since 2010 Presiding Director since 2013

Principal Occupation: Chairman of the Board and Chief Executive Officer, The Travelers Companies

Business Experience: Mr. Fishman was elected Chairman of The Travelers Companies in 2005, and Chief Executive Officer in 2004 upon the merger of The St. Paul Companies and Travelers Property Casualty Corporation. From 2001 to 2004, he was Chairman, Chief Executive Officer, and President of The St. Paul Companies.

Current Public Company Directorships: Travelers (October 2001–Present); The Carlyle Group (May 2012–Present)

Past Public Company Directorships: None

Henrietta H. Fore Age 66 Director since 2012

Principal Occupation: Chairman of the Board and Chief Executive Officer, Holsman International

Business Experience: Ms. Fore has served as Chairman and Chief Executive Officer of Holsman International since 2009. She served as the Administrator of the U.S. Agency for International Development and Director of U.S. Foreign Assistance from 2007 to 2009. She also served as Under Secretary of State for Management, the Chief Operating Officer for the Department of State, from 2005 to 2007.

Current Public Company Directorships: General Mills (June 2014–Present); Theravance Biopharma (June 2014–Present)

Past Public Company Directorships: Theravance (October 2010–May 2014)

Kenneth C. Frazier Age 60 Director since 2009

Principal Occupation: Chairman of the Board, President, and Chief Executive Officer, Merck & Co.

Business Experience: Mr. Frazier was elected Chairman and Chief Executive Officer of Merck in 2011, and President in 2010. He was elected Executive Vice President and President, Global Human Health, at Merck in 2007; and Executive Vice President and General Counsel in 2006. He served as Senior Vice President and General Counsel at Merck from 1999 to 2006.

Current Public Company Directorships: Merck (January 2011–Present)

Past Public Company Directorships: None

Douglas R. Oberhelman Age 62 Director nominee

Principal Occupation: Chairman and Chief Executive Officer, Caterpillar Inc.

Business Experience: Mr. Oberhelman was elected Chairman and Chief Executive Officer of Caterpillar in 2010. He was elected Group President of Caterpillar in 2002; and Vice President, Engine Products Division in 1998. He also served as Vice President and Chief Financial Officer of Caterpillar from 1995 to 1998.

Current Public Company Directorships: Caterpillar (July 2010–Present)

Past Public Company Directorships: Eli Lilly and Company (December 2008–February 2015) and Ameren Corporation (April 2003–April 2010)

Samuel J. Palmisano Age 63 Director since 2006

Principal Occupation: Former Chairman of the Board, IBM

Business Experience: Mr. Palmisano was elected Chairman, President, and Chief Executive Officer of IBM in 2003; and relinquished the roles of President and CEO in January 2012 and Chairman in September 2012. Mr. Palmisano also served as President, Senior Vice President, and Group Executive for IBM’s Enterprise Systems Group, IBM Global Services, and IBM’s Personal Systems Group.

Current Public Company Directorships: American Express (March 2013–Present)

Past Public Company Directorships: IBM (July 2000–September 2012)

Steven S Reinemund Age 67 Director since 2007

Principal Occupation: Executive in Residence, Wake Forest University

Business Experience: Mr. Reinemund served as Dean of Business, Wake Forest University 2008 to 2014; Executive Chairman of the Board of PepsiCo from 2006 to 2007, and retired in 2007; was elected Chief Executive Officer and Chairman of the Board in 2001; President and Chief Operating Officer in 1999; and Director in 1996. He was also elected President and CEO of Frito-Lay in 1992 and Pizza Hut in 1986.

Current Public Company Directorships: American Express (April 2007–Present); Marriott (April 2007–Present); Walmart (June 2010–Present)

Past Public Company Directorships: None

Rex W. Tillerson Age 63 Chairman and CEO since 2006 Director since 2004

Principal Occupation: Chairman of the Board and Chief Executive Officer, Exxon Mobil Corporation

Business Experience: Mr. Tillerson was elected Chairman and Chief Executive Officer of ExxonMobil in 2006; President and Director in 2004; and Senior Vice President in 2001. Mr. Tillerson has held a variety of management positions in domestic and foreign operations since joining the Exxon organization in 1975, including President, Exxon Yemen Inc. and Esso Exploration and Production Khorat Inc.; Vice President, Exxon Ventures (CIS) Inc.; President, Exxon Neftegas Limited; and Executive Vice President, ExxonMobil Development Company.

Current Public Company Directorships: None

Past Public Company Directorships: None

William C. Weldon Age 66 Director since 2013

Principal Occupation: Former Chairman of the Board, Johnson & Johnson

Business Experience: Mr. Weldon was elected Chairman and Chief Executive Officer of Johnson & Johnson in 2002, and relinquished the roles of CEO in April 2012 and Chairman in December 2012. He also served as Vice Chairman from 2001 to 2002 and as Worldwide Chairman, Pharmaceuticals Group, from 1998 to 2001.

Current Public Company Directorships: Chubb (May 2013–Present); CVS Caremark (March 2013–Present); JPMorgan Chase (March 2005–Present)

Past Public Company Directorships: Johnson & Johnson (February 2001–December 2012)

DIRECTOR COMPENSATION

Director compensation elements are designed to:

•	Ensure alignment with long-term shareholder interests;

•

Ensure the Company can attract and retain outstanding director candidates who meet the selection criteria outlined in the Guidelines for Selection of Non-Employee Directors, which can be found on the Corporate Governance section of our website;

•	Recognize the substantial time commitments necessary to oversee the affairs of the Corporation; and

•	Support the independence of thought and action expected of directors.

Non-employee director compensation levels are reviewed by the Board Affairs Committee each year, and resulting recommendations are presented to the full Board for approval. The Committee uses an independent consultant, Pearl Meyer & Partners, to provide information on current developments and practices in director compensation. Pearl Meyer & Partners is the same consultant retained by the Compensation Committee to advise on executive compensation, but performs no other work for ExxonMobil.

ExxonMobil employees receive no additional pay for serving as directors.

Non-employee directors receive compensation consisting of cash and equity in the form of restricted stock. Non-employee directors are also reimbursed for reasonable expenses incurred to attend Board meetings or other functions relating to their responsibilities as a director of Exxon Mobil Corporation.

The annual cash retainer for non-employee directors in 2014 was $110,000 per year. Chairs of the Audit and Compensation Committees and the Presiding Director receive an additional $10,000 per year.

A significant portion of director compensation is paid in restricted stock to align director compensation with the long-term interests of shareholders. The annual restricted stock award grant for incumbent non-employee directors is 2,500 shares. A new non-employee director receives a one-time grant of 8,000 shares of restricted stock upon first being elected to the Board.

While on the Board, the non-employee director receives the same cash dividends on restricted shares as a holder of regular common stock, but the non-employee director is not allowed to sell the shares. The restricted shares may be forfeited if the non-employee director leaves the Board early, i.e., before the retirement age of 72, as specified for non-employee directors.

Current and former non-employee directors of Exxon Mobil Corporation are eligible to participate in the ExxonMobil Foundation’s Educational and Cultural Matching Gift Programs under the same terms as the Corporation’s U.S. employees.

Director Compensation for 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Other Compensation ($)(b)	Total ($)
M.J. Boskin	114,093	250,175	0	0	0	338	364,606
P. Brabeck-Letmathe	110,000	250,175	0	0	0	338	360,513
U.M. Burns	110,000	250,175	0	0	0	338	360,513
L.R. Faulkner	115,907	250,175	0	0	0	338	366,420
J.S. Fishman	120,000	250,175	0	0	0	338	370,513
H.H. Fore	110,000	250,175	0	0	0	338	360,513
K.C. Frazier	110,000	250,175	0	0	0	338	360,513
W.W. George	110,000	250,175	0	0	0	338	360,513
S.J. Palmisano	120,000	250,175	0	0	0	338	370,513
S.S Reinemund	110,000	250,175	0	0	0	338	360,513
W.C. Weldon	110,000	250,175	0	0	0	338	360,513
E.E. Whitacre, Jr.(ret.)	45,029	250,175	0	0	0	141	295,345

(a)	In accordance with SEC rules, the valuation of stock awards in this table represents fair value on the date of grant. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value.

Each director received an annual grant of 2,500 restricted shares in January 2014. The valuation of these awards is based on a market price of $100.07 on the date of grant.

At year-end 2014, the aggregate number of restricted shares held by each director was as follows:

Name	Restricted Shares (#)
M.J. Boskin	61,800
P. Brabeck-Letmathe	18,000
U.M. Burns	13,000
L.R. Faulkner	23,000
J.S. Fishman	18,000
H.H. Fore	13,000
K.C. Frazier	20,500
W.W. George	33,500
S.J. Palmisano	29,500
S.S Reinemund	25,500
W.C. Weldon	10,500

(b)	The amount shown for each director is the cost of travel accident insurance covering death, dismemberment, or loss of sight, speech, or hearing under a policy purchased by the Corporation with a maximum benefit of $500,000 per individual.

The non-employee directors are not entitled to any additional payments or benefits as a result of leaving the Board or death except as described above. The non-employee directors are not entitled to any payments or benefits resulting from a change in control of the Corporation.

CERTAIN BENEFICIAL OWNERS

Based on our review of ownership reports filed with the SEC, the firms listed below are the only beneficial owners of more than 5 percent of ExxonMobil’s outstanding common stock as of December 31, 2014.

Name and Address of Beneficial Owner	Shares Owned	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	249,798,616	5.9%
BlackRock Inc. 55 East 52nd Street New York, NY 10022	239,360,713	5.7%

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP

These tables show the number of ExxonMobil common shares each executive named in the Summary Compensation Table on page 48 and each non-employee director or director nominee owned on February 28, 2015. In these tables, ownership means the right to direct the voting or the sale of shares, even if those rights are shared with someone else. None of these individuals owns more than 0.05 percent of the outstanding shares.

Named Executive Officer	Shares Owned(1)		Shares Covered by Exercisable Options
R.W. Tillerson	1,855,784		0
M.W. Albers	470,588	(2)	0
M.J. Dolan	576,623	(3)	0
A.P. Swiger	515,839		0
S.D. Pryor	1,044,915	(4)	0

(1)	Does not include unvested restricted stock units, which do not carry voting rights prior to the issuance of shares on settlement of the awards.
(2)	Includes 15 shares owned by dependent child and 166 shares owned by spouse in family trust.
(3)	Includes 116,725 shares jointly owned with spouse.
(4)	Includes ownership by spouse of 23,022 shares and 114,000 shares held in family limited partnership.

Non-Employee Director/Nominee	Shares Owned
M.J. Boskin	64,300
P. Brabeck-Letmathe	20,500
U.M. Burns	15,706
L.R. Faulkner	25,500
J.S. Fishman	20,500
H.H. Fore	40,000
K.C. Frazier	23,000
W.W. George	46,000	(1)
D.R. Oberhelman	0
S.J. Palmisano	32,000
S.S Reinemund	39,225	(2)
W.C. Weldon	14,042

(1)	Includes 10,000 shares held as co-trustee of family foundation.
(2)	Includes 1,100 shares held in family trust of which spouse is a trustee.

On February 28, 2015, ExxonMobil’s incumbent directors and executive officers (33 people) together owned 7,193,228 shares of ExxonMobil stock and zero shares covered by exercisable options, representing about 0.17 percent of the outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires our executive officers and directors to file reports of their ownership and changes in ownership of ExxonMobil stock on Forms 3, 4, and 5 with the SEC. We are not aware of any unfiled or late reports for 2014.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management of the Corporation. Based on that review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement for the 2015 annual meeting of shareholders, and also incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014.

Samuel J. Palmisano, Chair	Michael J. Boskin
Jay S. Fishman	William C. Weldon

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (CD&A) and Executive Compensation Tables are organized as follows:

2014 Say-On-Pay

•	Say-On-Pay Results: 89.8 percent FOR

•	Shareholder Engagement Activities:

–	Webcast on May 14, 2014, available to all shareholders.

–	Conference calls with institutional shareholders.

–	Executive Compensation Overview brochure issued to all shareholders.

The following section summarizes key areas of positive shareholder feedback received and steps taken in this Overview to address requests for additional information.

2015 Executive Compensation Overview

Key Focus Areas

•	Level of Stock Awards: New illustration of how the CEO’s stock-based award level was determined by the Compensation Committee (page 32).

–	Responds to a request from shareholders during 2014 shareholder outreach.

–	Includes overview of how awards are differentiated by performance.

•

Stock Holding Requirement: Vesting periods of 10 years or longer require that executives hold their equity compensation through commodity price cycles, which is especially relevant in today’s price environment.

–	Results in vesting periods that are more than three times longer than those of industry group and compensation benchmark companies (page 33).

–	Awards are at risk of forfeiture until vesting.

•	Annual Bonus (page 31):

–	Formula linked to annual earnings.

–	Consistent application for 13 years.

–	Delayed bonus feature unique to ExxonMobil; strengthens program’s forfeiture provision.

•	Combined Realized and Unrealized Pay: More closely quantifies pay over CEO’s tenure relative to compensation benchmark companies.

–	Market orientation at the 41st percentile (page 30).

•	No Contracts: No employment contracts, severance agreements, or change-in-control arrangements.

•	Common Programs: All U.S. executives, more than 1,000 including the CEO, participate in common programs (the same salary, incentive, and retirement programs).

Business Results and Basis for Compensation Decisions

The following illustrates the effectiveness of ExxonMobil’s compensation program in delivering superior results for shareholders over the long term. These results, in addition to individual performance, experience, and level of responsibility, helped form the basis of compensation decisions made by the Compensation Committee in 2014.

Financial & Operating Performance

•	Earnings of $32.5 billion in 2014 compared with $32.6 billion in 2013. Five-year annual average of $36.3 billion in earnings.

•

Distributed $23.6 billion to shareholders in dividends and share purchases in 2014, for a distribution yield of 5.4 percent. Distributed $342 billion in dividends and share purchases since the beginning of 2000. Dividends per share increased for the 32nd consecutive year.

•	Industry-leading return on average capital employed (ROCE) of 16.2 percent, with a five-year average of 21 percent.

•	Strong environmental results and best-ever safety performance supported by effective risk management.

Strategic Business Results

Upstream

•	Increased proved reserves by 1.5 billion oil-equivalent barrels, replacing more than 100 percent of production for the 21st consecutive year.

•

Completed eight major projects with working interest production capacity of more than 250 thousand oil-equivalent barrels per day, highlighted by the 6.9-million-tonnes-per-year Papua New Guinea Liquefied Natural Gas (LNG) project.

•	Initiated commissioning activities at the Kearl Expansion in Canada and Banyu Urip in Indonesia.

•	Successfully drilled the first ExxonMobil-Rosneft Joint Venture Kara Sea exploration well in the Russian Arctic.

•	Progressed a large and diverse portfolio of LNG opportunities by initiating early concept selection and engineering work in North America, Australia, and Africa.

Downstream

•	Commissioned the Clean Fuels Project at our joint venture refinery in Saudi Arabia to produce low-sulfur gasoline and ultra-low sulfur diesel.

•	Completed a lube basestock expansion in Singapore and a lubricant plant expansion in Tianjin, China.

•	Started construction on a new delayed coker unit at our refinery in Antwerp, Belgium, to convert lower-value bunker fuel oil into higher-value diesel products.

Chemical

•	Started construction of a major expansion at our Texas facilities, including a new world-scale ethane steam cracker and polyethylene lines to meet rapidly growing demand for premium polymers.

•

Progressed construction of a 400-thousand-tonnes-per-year specialty elastomers project in Saudi Arabia with our joint venture partner to supply a broad range of synthetic rubber and related products to meet growing demand in the Middle East and Asia.

•	Started construction on a new 230-thousand-tonnes-per-year specialty polymers plant in Singapore to meet growing demand for synthetic rubber and adhesives in Asia.

Long-Term Business Performance

Safety is a core value for ExxonMobil, and nothing receives more attention from management. • Best-ever performance in 2014. • Safety results are leading indicator of business performance.

ExxonMobil’s superior cash flow preserves capacity for investments and shareholder distributions.

•    Generated $117 billion of free cash flow since beginning of 2010.

•    Reflects strong business performance and disciplined capital allocation approach.

ExxonMobil’s proven business model delivers industry-leading ROCE.

•    Disciplined investments through the business cycle position the Company for long-term performance.

•    Strength of integrated portfolio, project management, and technology application.

ExxonMobil maintains industry-leading shareholder distributions through the business cycle.

•    Dividends per share up 10 percent per year over past 10 years.

•    Distributed 46 cents of every dollar from operating cash flow and asset sales generated from 2010 to 2014.

(1) Employees and contractors. Includes XTO Energy Inc. data beginning in 2011. (2) Workforce safety data from participating American Petroleum Institute companies (2014 industry data not available at time of publication). (3) Competitor data estimated on a consistent basis with ExxonMobil and based on public information. For more information concerning ROCE, see pages 44 and 45 of the Summary Annual Report included with the 2015 Proxy Statement. (4) Competitor data estimated on a consistent basis with ExxonMobil and based on public information. BP excludes impact of GOM spill and TNK-BP divestment. For more information on Free Cash Flow, see page 45 of the Summary Annual Report included with the 2015 Proxy Statement. (5) Competitor data estimated on a consistent basis with ExxonMobil and based on public information. Total shareholder distributions divided by market capitalization. Shareholder distributions consist of cash dividends and share buybacks. For more information, see page 45 of the Summary Annual Report included with the 2015 Proxy Statement.

ExxonMobil leads the industry in total shareholder return (TSR) in all performance periods. • The most relevant TSR comparison is across companies in the same industry of comparable size and scale.

ExxonMobil generated superior returns through a range of economic environments and business cycles.

(6) Annualized returns assuming dividends are reinvested when paid. (7) BP, Chevron, Royal Dutch Shell, and Total weighted by market capitalization. Shareholder return data for Total available from 1992. (8) AT&T, Boeing, Caterpillar, Chevron, Ford, General Electric, IBM, Johnson & Johnson, Pfizer, Procter & Gamble, United Technologies, and Verizon weighted by market capitalization.

CEO Compensation

Almost two-thirds of the CEO compensation granted by the Compensation Committee and reported in the Summary Compensation Table for 2014 is in the form of a long-term equity award. The CEO will not actually receive the stock for many years in the future, and until such time the award remains at risk of forfeiture. Tying compensation paid out to the stock price at the end of these extended vesting periods in effect creates the ultimate measurement and link to company performance. In addition, almost all of the 2014 increase in reported pay is due to a valuation change in pension for accrual purposes – the CEO’s pension will be realized only at retirement, with final value paid out dependent on salary, bonus, and interest rate at that time.

Reported Pay

Pay granted to ExxonMobil CEO in 2014 increased less than 1 percent versus 2013 and 4 percent versus 2012, while the stock grant price increased about 1 percent and 9 percent respectively.

•    Primary cause of fluctuating pension accrual is change in the applicable interest rates.

•    Actual pension value realized will be dependent on salary, bonus, and interest rate at retirement.

		2012	2013		2014
Salary		$2,567,000	$ 2,717,000		$ 2,867,000
Bonus		$4,587,000	$ 3,670,000		$ 3,670,000
Stock-Based Award*		$19,627,875	$21,254,625		$21,420,000
All Other Compensation		$447,425	$ 496,704		$ 455,420
Pay Granted		$27,229,300	$28,138,329		$28,412,420
Change in Pension Value(1)		$13,037,201	$ 0	(2)	$ 4,683,892
Total Reported Pay		$40,266,501	$28,138,329		$33,096,312
* No change in number of equity awards granted for all three years.

Realized Pay vs. Reported Pay						ExxonMobil CEO’s realized pay averaged 46 percent of reported pay over his tenure.
Year of Compensation	Realized Pay	Reported Pay	Realized Pay vs. Reported Pay		Realized Pay as a Percentage of Reported Pay
2014	$18,253,170	$33,096,312	–$14,843,142		55%
2013	$15,768,829	$28,138,329	–$12,369,500		56%
2012	$15,561,163	$40,266,501	–$24,705,338		39%
2011	$24,637,196	$34,920,506	–$10,283,310		71%*
2010	$14,229,609	$28,952,558	–$14,722,949		49%
2009	$8,530,165	$27,168,317	–$18,638,152		31%
2008	$10,212,091	$32,211,079	–$21,998,988		32%
2007	$12,884,308	$27,172,280	–$14,287,972		47%
2006	$6,712,435	$22,440,807	–$15,728,372		30%
			Average		46%
* Exercised last stock options granted in 2001 that would have expired in 2011. No stock options granted since 2001.

For definitions of the terms “reported pay,” “realized pay,” and “unrealized pay” as used in this Overview, as well as a list of our compensation benchmark companies, see Frequently Used Terms on page 36. (1) Interest rate changes: from 3.5% for 2011 to 2.5% for 2012; to 3.5% for 2013; to 3.0% for 2014. (2) In 2013, the change in pension value was negative (-$6.24 million), but under SEC reporting rules, a negative change in pension value must be shown in the Summary Compensation Table as zero.

						ExxonMobil CEO’s realized pay ranked 7th among the compensation benchmark companies. • The median of the benchmark companies is just over $16 million and the highest is almost $41 million.
					Realized Pay as a Percentage of Reported Pay
(dollars in thousands)	Realized Pay		Reported Pay(3)
Comparator Companies
Highest	$40,816		$15,827		258%
Median	$16,189		$21,076		77%
Lowest	$ 4,903		$14,990		33%
ExxonMobil	$15,769	*	$28,138	*	56%
ExxonMobil – Position	7 of 13		1 of 13
* $18 million realized pay and $33 million reported pay in 2014; 2014 comparator company data ot available at time of publication.
Realized Pay and Unrealized Pay
* 39 percent of ExxonMobil CEO’s realized pay in 2011 was from the exercise of stock options that were granted in 2001 and would have expired in 2011. No stock options have been granted since 2001.						ExxonMobil CEO’s realized pay is below the median of the compensation benchmark companies for most of his tenure.

ExxonMobil CEO’s combined realized and unrealized pay is at the 41st percentile of the compensation benchmark companies.

•   With pension value and nonqualified deferred compensation included, the orientation is between the 36th and 71st percentiles, depending on the method of quantifying pension values.

	ExxonMobil
CEO’s Tenure 2006 to 2013*	Percentile	Rank Position
Realized Pay	23%	10 of 13
Combined Realized and Unrealized Pay	41%	8 of 13
* 2014 comparator company data not available at time of publication; analysis will be updated to include 2014 in a supplemental filing.

(3) Reported pay values shown correspond to the companies with the highest, median, and lowest realized pay values. (4) Financial data estimated based on public information. Market capitalization is as of December 31, 2014. (5) Trailing twelve months (TTM); excludes excise taxes and other sales-based taxes, if applicable. (6) Excludes General Electric due to lack of comparability resulting from how assets are quantified and reported for its financial business. (7) Trailing twelve months (TTM).

The Compensation

Committee places the most

emphasis on individual

performance and business

results in determining

compensation levels.

•    Size and complexity of ExxonMobil are considered among several factors.

(dollars in billions)	Revenue(5)	Market Capitalization	Assets(6)	Net Income(7)	Capital Expenditures(7)
Comparator Companies
Median	$ 92	$184	$136	$ 9.3	$ 3.8
90th Percentile	$147	$253	$266	$16.2	$20.8
ExxonMobil	$365	$388	$349	$32.5	$38.5
ExxonMobil Rank (Percentile)	100	100	100	100	99
ExxonMobil – Multiple of Median	4.0x	2.1x	2.6x	3.5x	10.2x

Annual Bonus Program

The Compensation Committee awarded the CEO the same bonus award as 2013, consistent with 2014 earnings performance versus 2013. The bonus is intentionally a small portion of the CEO’s total compensation (11 percent in 2014) to reflect the Committee’s continuing emphasis on long-term compensation.

Since 2002, the annual bonus program has been determined based on the annual percentage change in projected net income according to the formula:

ExxonMobil has a common bonus program for all executives worldwide — more than 1,700 including the CEO.

*	The purpose of the two-thirds adjustment is to mitigate the impact of commodity price swings on short-term earnings performance.

The bonus program is benchmarked along with the rest of total compensation to ensure alignment with the market.

The bonus program formula has been applied consistently in each of the last 13 years, including years in which earnings declined.

Performance Factors that Determine Annual Bonus

1.	The bonus program is determined by annual earnings as described above.

2.	The bonus program differentiates for individual performance. The program provides for different award levels based on individual performance assessment and pay grade similar to how equity awards are differentiated (page 32).

3.	Half of the annual bonus is delayed until cumulative earnings per share (EPS) reach a specified level, further aligning the interests of executives with sustainable long-term growth in shareholder value. The EPS threshold has been raised over the years, from $3.00 per unit in 2001 to $6.50 in 2014.

The annual bonus is subject to recoupment in the case of a material negative restatement of ExxonMobil’s financial or operating results.

Equity Incentive Program

Determination of Equity Award Levels

During the 2014 proxy season, several shareholders requested more detail on how the level of individual stock-based awards is determined. Chart 14 and the following explanation are provided in response to this request.

Performance Assessment Process

The performance of each executive is assessed annually through a well-defined process. This performance assessment process applies to the CEO and over 1,700 other executives worldwide across multiple business lines and staff functions. Performance assessments are distributed across five quintiles with an average assessment of about the 50th percentile. Chart 14 illustrates the performance metrics considered and how stock-based award levels are differentiated. Each performance quintile corresponds to an award level. The award levels are widely differentiated between the highest and lowest performers at each pay grade.

Chart 15 provides an example of how the Committee assessed ROCE as an input to arriving at the top category performance assessment and stock-based award. Similar analyses were conducted with the other key metrics and strategic business results to arrive at an overall assessment. The size and complexity of the business and the CEO’s experience are also factors.

The Committee does not use narrow, quantitative formulas in determining compensation levels. For the Company to be an industry leader and effectively manage the technical complexity and global scope of ExxonMobil, the most-senior executives must advance multiple strategies and objectives in parallel, versus emphasizing one or two at the expense of others that require equal attention.

(1) Competitor data estimated on a consistent basis with ExxonMobil and based on public information. For more information concerning ROCE, see pages 44 and 45 of the Summary Annual Report included with the 2015 Proxy Statement. (2) BP, Chevron, Royal Dutch Shell, and Total. Data for Total 1999 through 2014 only.

Highest Performance Standards for Executive Officers, Including the CEO

•

All 21 executive officers are expected to perform at the highest level or they are replaced. If it is determined that another executive would make a stronger contribution than one of the current officers, a succession plan is implemented and the incumbent is reassigned or separated from the Company.

•

Performance must be high in all key performance areas to receive an overall superior evaluation. Outstanding performance in one area will not cancel out poor performance in another. For example, a problem in safety, security, health, or environmental performance could result in a reduced incentive award even if the officer’s performance against financial and other metrics was superior.

•

The risk and consequences to officers of performance that does not meet the highest standards are increased as officers do not have employment contracts, severance agreements, or change-in-control arrangements.

•

The Company has a long history of applying this standard of performance with consistency. This is made possible by a deep bench of qualified talent for senior positions generated by a disciplined management development and succession planning process. This process allows for ever-increasing performance levels uninterrupted by separations and retirements, resulting in continuity of leadership and industry-leading business performance.

Vesting Periods that Far Exceed Most Industries

Sixty-five percent of the CEO’s 2014 reported compensation is in restricted stock units – 50 percent vests in 10 years from grant date or retirement, whichever is later (i.e., will not vest until 2024), and the other 50 percent vests in five years. These restrictions are not accelerated upon retirement.

The vesting restriction of “10 years or retirement, whichever is later” results in senior executives holding equity grants more than three times longer than the average of three years among the industry group and compensation benchmark companies. For example, assuming the CEO retires in 2017, 50 percent of equity granted in 2002 will have a 15-year vesting period.

Industry Group and Compensation Benchmark Companies

ExxonMobil			Comparator Companies	ExxonMobil’s extended vesting periods better reflect and align with the time frames over which business decisions affect long-term shareholder value in our industry.
Grant Years	Vest Years	Length of Vesting	Length of Vesting
2002–2007(1)	2017 (assuming retirement)	10–15 years(2)	3 years(3)
2008–2014	2018–2024	10 years

Tying the actual award value to the stock price at the end of these extended vesting periods in effect creates the ultimate measurement and link to Company performance. The inability to monetize equity compensation early results in executives experiencing the impact of commodity price cycles much like the experience of long-term shareholders. Equity grants also include meaningful risks of forfeiture prior to vesting. These design features reinforce expected behaviors and ensure the executive’s commitment to creating long-term, sustainable shareholder value. In addition, the cumulative value of these restricted equity grants acts as a strong retention mechanism for consistently high-performing ExxonMobil executives who are highly sought after in the industry.

(1) Includes shares granted to the CEO between 2002 and 2005 before his appointment to CEO. (2) Assuming retirement at age 65 in 2017, 50 percent of shares granted in 2002 will vest at retirement in a 15-year vesting period. The vesting period for 50 percent of shares granted in 2003 is 14 years; 2004 is 13 years; 2005 is 12 years; 2006 is 11 years; and 2007 is 10 years. (3) Average vesting period of 2014 formula-based programs.

ExxonMobil Program vs. Formula-Based Pay

Some shareholders have suggested that ExxonMobil consider a formula-based methodology based on three-year TSR versus the industry. While this approach may be appropriate for the business model of other companies with shorter investment horizons, the Compensation Committee has the following concerns with respect to the application by ExxonMobil.

Potential Misalignment of Formula-Based Pay with Long-Term Shareholder Experience

The ExxonMobil method of granting equity or stock-based awards will result in ExxonMobil executives seeing a one-for-one change in compensation through stock price that coincides with the experience of the long-term shareholder.

A typical approach to formula- based compensation using steep payout factors can generate payouts that misalign with the gains or losses incurred by long-term shareholders.

The Committee concluded that the leverage inherent in formula-based methods, such as this example, could encourage a focus on short-term results at the expense of long-term sustainable growth in shareholder value. Furthermore, this steep leverage does not reinforce the critical importance of sustainable risk management strategies; the current ExxonMobil program achieves this objective with much longer payout periods.

In addition, a majority of our compensation benchmark companies and industry comparators use short-term TSR as a metric in their formula-based pay. While TSR is the ultimate outcome, the Compensation Committee puts equal emphasis on the inputs controlled by management that drive superior relative TSR over time such as capital efficiency and the other metrics shown in Chart 14.

A formula-based plan by design necessitates a shorter payout period due to the practical inability to forecast events much beyond the typical three-year vesting period. This shorter payout period, combined with the leverage described, creates the following issue.

Potential Misalignment of Formula-Based Pay with ExxonMobil’s Business Model

Chart 18 illustrates how the high degree of variability and earlier payout of the alternate formula-based program described in Chart 17 is misaligned with the investment profile of a typical ExxonMobil project. As shown by the blue line in Chart 18, this has the potential to result in unintended consequences that include:

•	Rewarding short-term performance that bears little correlation to long-term sustainable growth in shareholder value;

•	Increased risk taking and diminished focus on long-term operations integrity;

•	Encouraging underinvestment in the business to achieve short-term TSR results; and

•	Undermining the executive retention strategy.

Sustainable growth in shareholder value relies on strong alignment between the design of compensation and the ExxonMobil capital investment profile.

Approximately 70 percent of cumulative stock-based awards granted over the illustrated time period for the ExxonMobil program will remain unvested and at risk during employment, versus approximately 30 percent for the alternate program.

•    After retirement, the ExxonMobil senior executive will continue to have grants unvested and at risk of forfeiture for 10 years.

Annual investment required and cash flow generated by a typical ExxonMobil project.

ExxonMobil equity program: 50 percent of an annual grant of restricted stock or restricted stock units vests in 10 years or retirement, whichever is later, and the other 50 percent vests in five years.

Hypothetical alternate program: • Percent of target shares that pay out are shown in Chart 17 and depend on ExxonMobil’s relative three-year TSR rank versus our primary competitors: BP, Chevron, Royal Dutch Shell, and Total. • TSR ranking has been determined by a Monte Carlo simulation that applies equal probability to each rank position. The Monte Carlo simulation method is consistent with U.S. GAAP accounting principles for valuing performance stock awards.

The Committee believes that the current ExxonMobil equity program still best serves the long-term interests of shareholders and more effectively achieves the following:

•	Accountability: Holds senior executives accountable for many years, extending well beyond retirement date, with long vesting periods (Chart 16);

•	Alignment: Links financial gains or losses of each executive to the experience of the long-term shareholder and aligns strongly with the ExxonMobil business model (Chart 18);

•	Performance and Results: Keeps executives focused on delivering industry-leading results (Charts 1 to 6, pages 27 and 28; Chart 15, page 32); and

•	Retention: Supports continuity of leadership by encouraging a career orientation.

Prior Say-On-Pay Vote and Shareholder Engagement

The Compensation Committee has carefully considered the results of the 2014 advisory vote on executive compensation, in which almost 90 percent of votes cast were FOR the compensation of the Named Executive Officers, as described in the 2014 Proxy Statement. The feedback on executive compensation was received through a wide-ranging dialogue between management and numerous shareholders, including the Company’s largest shareholders, many of whom have held our stock for over a decade. This provided an excellent opportunity to discuss the alignment between pay and performance, including the Company’s long-standing philosophy that executive compensation should be based on long-term performance.

The Committee on multiple occasions analyzed alternative methods of granting compensation and recognizing business performance, taking into account shareholder input as noted in this Overview. This analysis is covered in this Overview and in more detail in the Compensation Discussion and Analysis. The Committee also discussed this subject with its independent consultant as described in the 2015 Proxy Statement.

The Committee respects all shareholder votes, both FOR and AGAINST our compensation program. The Committee is committed to continued engagement between shareholders and the Company to fully understand diverse viewpoints and discuss the important connections between ExxonMobil’s compensation program, business strategy, and long-term financial and operating performance.

Frequently Used Terms

Please also read the footnotes contained throughout this Overview for additional definitions of terms we use and other important information.

Reported Pay is Total Compensation reported in the Summary Compensation Table, except for years 2006 to 2008, where the grant date value of restricted stock as provided under current SEC rules is used to put all years of compensation on the same basis.

Realized Pay is compensation actually received by the CEO during the year, including salary, current bonus, payouts of previously granted Earnings Bonus Units (EBU), net spread on stock option exercises, market value at vesting of previously granted stock-based awards, and All Other Compensation amounts realized during the year. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date. Amounts for other companies include salary, bonus, payouts of non-equity incentive plan compensation, and All Other Compensation as reported in the Summary Compensation Table, plus value realized on option exercise or stock vesting as reported in the Option Exercises and Stock Vested table. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date, as well as any retirement-related payouts from pension or nonqualified compensation plans.

Unrealized Pay is calculated on a different basis from the grant date fair value of awards used in the Summary Compensation Table. Unrealized Pay includes the value based on each compensation benchmark company’s closing stock price at fiscal year-end 2013 of unvested restricted stock awards; unvested long-term share and cash performance awards, valued at target levels; and the “in the money” value of unexercised stock options (both vested and unvested). If a CEO retired during the period, outstanding equity is included assuming that unvested awards, as of the retirement date, continued to vest pursuant to the original terms of the award.

Compensation Benchmark Companies consist of AT&T, Boeing, Caterpillar, Chevron, Ford, General Electric, IBM, Johnson & Johnson, Pfizer, Procter & Gamble, United Technologies, and Verizon. For consistency, CEO compensation is based on compensation as disclosed in the Summary Compensation Table of the proxy statements as of August 31, 2014.

Statements regarding future events or conditions are forward-looking statements. Actual future results, including project plans, schedules, and results, as well as the impact of compensation incentives, could differ materially due to changes in oil and gas prices and other factors affecting our industry, technical or operating conditions, and other factors described under the heading “Factors Affecting Future Results” in our most recent Form 10-K.

The term “project” can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

Design Objectives of the Compensation Program

The Compensation Committee determined that the following principles and objectives continue to best support the ExxonMobil business model:

Performance Differentiation

•	The performance assessment process is comprehensive and fully integrated with the compensation system. Each executive’s total compensation level is differentiated by individual performance.

•

In response to shareholder requests for further information, we have dedicated a new section in the Executive Compensation Overview beginning on page 32 to explain the performance assessment process and how it relates to compensation for the CEO and other executives, including the determination of award levels.

Career Orientation

•

It takes a long period of time and significant investment to develop the experienced executive talent necessary to effectively lead a company with the scale and technical complexity of ExxonMobil. Senior executives must have experience with all phases of the business cycle to be effective leaders. For this reason, it is our objective to attract and retain for a career the best talent available.

•	Career orientation among a dedicated and highly skilled workforce, combined with the highest performance standards, contributes to the Company’s leadership and generates competitive advantage.

•	Career orientation requires compensation programs that promote retention by delaying and placing at risk of forfeiture the majority of annual compensation.

•	The long Company service of high-performing executive officers reflects this strategy at all levels of the Corporation.

–	The Named Executive Officers have career service ranging from 34 to more than 43 years.

–	The other executive officers have on average more than 30 years of career service.

–

Each of the executive officers has been carefully evaluated and selected through rigorous annual performance assessment and succession planning processes over a long career. In their current assignments, they remain subject to this annual performance assessment in which they must continue to meet the highest standards or be reassigned or separated from the Company.

Management Development, Succession Planning, and Continuity of Leadership

•

This principle of career orientation is coupled with a strong belief that executive talent should be developed and promoted from within through a rigorous and disciplined management development process. Development of talent from within ensures continuity of leadership and executive alignment with the core values and principles that create competitive advantage.

•

Strong management development and succession planning programs also preclude the need for employment contracts, severance agreements, or change-in-control arrangements typically required to recruit executives at other companies.

Compensation Allocation

•	The Compensation Committee determined that the following allocation of annual pay granted best supports the business model, as well as the values, principles, and objectives described above:

	Percent of Annual Pay Granted*	Allocation Objective
Salary	10 percent or less	Provide a base level of income
Annual Bonus	10 to 20 percent	Tie compensation to annual business performance
Equity	Over 50 percent	Achieve alignment with the long-term interests of shareholders (page 39)

*	Annual Pay Granted for this purpose means total compensation shown in the Summary Compensation Table on page 48, minus Change in Pension Value and Nonqualified Deferred Compensation Earnings and All Other Compensation.

Key Elements of the Compensation Program

Salary

•	Salaries provide executives with a base level of income.

•	The level of annual salary is based on the executive’s individual performance, experience, and level of responsibility.

•

Salary decisions directly affect the level of retirement benefits since salary is included in retirement benefit formulas. Annual performance assessments and benchmarking determine the percentage change in salary in any given year. Thus, the level of retirement benefits is influenced by individual performance.

Annual Bonus

•

The Compensation Committee established a ceiling for the 2014 bonus program of $207 million versus $205 million in 2013. The size of the bonus program compared to 2014 corporate earnings of $32.5 billion is 0.6 percent of earnings. The annual bonus awards reflect the combined value at grant of cash and Earnings Bonus Units.

•

The size of the annual bonus program is directly linked to Corporate earnings by a formula as described on page 31 and has been consistently applied in each of the last 13 years, including years in which earnings declined.

•

Individual bonus grants are differentiated by individual performance and pay grade similar to how equity awards are differentiated (page 32). The program and method of differentiating awards applies in the same manner to over 1,700 executives.

•	After the size of individual bonus awards is determined, the annual bonus is generally delivered as shown below.

•

Half of the annual bonus is delayed and paid out when a specified level of cumulative earnings per share (EPS) is achieved or in three years at a reduced level. This delayed payout feature represents an additional performance factor, as described on page 31, and further aligns the interests of executives with sustainable long-term growth in shareholder value.

–

For bonus awards granted in 2014, the cumulative EPS, or threshold, required for payout of the delayed portion (i.e., EBU) was $6.50 per unit. This EPS threshold has been raised over the years, from $3.00 per unit in 2001 to $6.50 in 2014.

–

If the cumulative EPS threshold required for payout is not reached within three years, the EBU is reduced to an amount equal to the number of units times the actual cumulative EPS over the three-year period.

–

The intent of the EPS threshold is to tie the timing of the bonus payment to the rate of the Corporation’s future earnings. Thus, the threshold is intentionally set at a level that is expected to be achieved within the three-year period.

•

The delayed portion of the bonus is at risk of forfeiture if the executive leaves the Company before the standard retirement age or engages in activity that is detrimental to the Company. Payment of the delayed portion is not accelerated upon retirement.

•

In addition, the cash and EBU payments are subject to recoupment in the event of material negative restatement of ExxonMobil’s reported financial or operating results. This recoupment policy is in the context of ExxonMobil’s high ethical standards and strict compliance with accounting and other regulations applicable to public companies. This recoupment policy was approved by the Board of Directors to reinforce the well-understood philosophy that incentive awards are at risk of forfeiture and that how we achieve results is as important as the actual results.

Equity Awards

•	The size of individual equity awards is widely differentiated among eligible executives based on individual performance and pay grade as described beginning on page 32.

•

Stock-based compensation accounts for a substantial portion of annual pay granted to align the personal financial interests of executives with the long-term interests of shareholders and encourage a long-term perspective.

•

The objective is to grant more than 50 percent of a senior executive’s annual pay in the form of restricted stock or restricted stock units settled in shares (RSU) as measured by grant date fair market value and described beginning on page 38. (Annual pay granted for this purpose excludes the value of annual pension accrual and All Other Compensation in the Summary Compensation Table.)

•

The Compensation Committee sets the size of the equity program and makes grant decisions on a share-denominated basis rather than a price basis. The Committee does not support a practice of offsetting the loss or gain of prior equity grants by the value of current year grants. This practice would minimize the risk/reward profile of stock-based awards and undermine the long-term view that executives are expected to adopt.

•

The Corporation also compares the total value of long-term equity awards against the combined value of all forms of long-term awards by comparator companies through an annual benchmarking process (see page 43).

Vesting and Restriction Periods

•

It is ExxonMobil’s policy that executives hold significant amounts of restricted stock or RSUs granted under our incentive program for multiple years after retirement. To implement this policy, the following vesting periods are in place for the most-senior executives:

  ExxonMobil Restricted Stock/RSU Vesting Periods

–       50 percent vests in 10 years from grant date or retirement, whichever is later; and the other 50 percent vests in five years from grant date.

–       Not subject to acceleration, even at retirement, except in the case of death.

–       Vesting periods far exceed those applied by most companies across all industries.

•	ExxonMobil’s extended vesting periods better reflect and align with the time frames over which business decisions affect long-term shareholder value in our industry.

•

In addition, the cumulative values of these restricted equity grants acts as a strong retention mechanism for consistently high-performing ExxonMobil executives who are highly sought after in the industry.

•

As a result of these vesting periods for the most-senior executives, more than half of the total stock-based compensation may not be sold or transferred until after the executive retires and the awards have reached the 10-year holding requirement.

–

For example, 50 percent of the last equity grant in the year preceding the executive’s retirement will not vest for 10 years following the grant even though the executive is retired throughout most of that 10-year period.

Rationale

•

Given the long-term orientation of ExxonMobil’s business, granting equity in the form of restricted stock or RSUs with long vesting periods keeps executives focused on the fundamental premise that decisions made currently affect the performance of the Corporation and its stock for many years into the future.

•

The long vesting periods support a long-term risk/reward profile that aligns with underlying business fundamentals and discourages inappropriate risk taking. These long vesting periods hold executives accountable for many years into the future, even into retirement, for investment and operating decisions that are made today.

•

The long vesting periods reinforce the Company’s focus on growing shareholder value over the long term by subjecting a large percentage of executive compensation and net worth in shareholdings to the long-term return on ExxonMobil stock realized by shareholders.

•	Restricted stock and RSUs remove employee discretion on the sale of Company-granted stockholdings and reinforce the retention objectives of the compensation program.

Forfeiture Risk and Hedging Policy

•	Unvested equity awards are subject to forfeiture if an executive:

–

Leaves the Company before standard retirement time (defined as age 65 for U.S. employees). In the event of early retirement prior to the age of 65 (i.e., age 55 to 64), the Compensation Committee must approve the retention of awards by an executive officer.

–	Engages in activity that is detrimental to the Company, even if such activity occurs or is discovered after retirement.

•	Company policy prohibits all active employees, including executives, from entering into put or call options on ExxonMobil common stock or futures contracts on oil or gas.

Share Utilization

•

The Compensation Committee establishes a ceiling each year for annual stock-based awards. The overall number of shares underlying awards granted in 2014 represents dilution of 0.2 percent. This dilution is more than 68 percent below the average of the other large U.S.-based companies benchmarked for compensation and incentive program purposes based on historical grant patterns. The effect is a lower relative impact on earnings per share at time of grant versus the compensation benchmark companies. Shares are purchased in the open market and through negotiated transactions to offset shares issued under the equity program.

•	The Company has a long-established practice of purchasing shares in the marketplace to eliminate the dilutive effect of stock-based incentive awards.

Prior Stock-Based Programs

•

All stock-based awards granted since 2003 are granted under the Corporation’s 2003 Incentive Program. All stock-based awards granted prior to 2003 that remain outstanding were granted under the Corporation’s 1993 Incentive Program. No further grants can be made under the 1993 Incentive Program.

•	Prior to 2002, ExxonMobil granted Career Shares to the Company’s most-senior executives.

–

Career Shares vest the year following an executive’s retirement and are subject to forfeiture on substantially the same terms as current equity grants. This long vesting period further aligns the personal financial interests of executives with the long-term interests of shareholders and helps ExxonMobil retain senior executives for the duration of their careers.

–	The Corporation ceased granting Career Shares in 2002 when the Corporation began granting restricted stock and RSUs to the broader executive population in lieu of stock options.

–

Restricted stock and RSUs with long holding requirements achieve the same objectives as Career Shares but also achieve even longer holding periods following retirement. Therefore, it is unnecessary to grant both Career Shares and the current form of equity awards.

–	Career Shares could be granted again in the future under the Corporation’s 2003 Incentive Program, but there are no current plans to make such grants.

•

Before the merger with Exxon, Mobil Corporation granted retention awards under the former Mobil Corporation Management Retention Plan. Retention awards are stock units that settle in cash in a single lump sum payment as soon as practicable after retirement (taking into account the required six-month delay in payment required under the American Jobs Creation Act of 2004). Mr. Pryor is the only Named Executive Officer with outstanding retention awards as of year-end 2014.

Stock Ownership

•

The table below shows stock ownership, including shares underlying RSUs, as a multiple of salary and the percentage of shares that are still subject to restrictions for the Named Executive Officers and the average for all current U.S.-dollar-paid executive officers as of year-end 2014. These stock ownership levels ensure executive officers have a significant stake in the sustainable long-term success of the Corporation.

Name	Dollar Value of Stock Ownership as a Multiple of Salary	Percent of Shares/Units Restricted
R.W. Tillerson	74	78
A.P. Swiger	56	72
M.W. Albers	52	91
M.J. Dolan	58	84
S.D. Pryor	104	59
All Other U.S.-Dollar-Paid Executive Officers (Average)	31	82

Retirement Plans

The Corporation maintains retirement and other employee benefit plans to attract and retain the best talent. The retirement plans include defined contribution plans that are attractive to new hires, as they can begin building an account balance immediately, and defined benefit plans that are valuable in retaining mid- and late-career employees.

Common Programs

•

Senior executives participate in the same tax-qualified pension and savings plans as other U.S. employees. Senior executives also participate in the same nonqualified defined benefit and defined contribution plans as other U.S. executives.

•

A key principle on which the pension and savings programs are based is commonality of design for all employees, except where the American Jobs Creation Act of 2004 requires delayed timing of nonqualified plan distributions for higher-level executives. The same principle of commonality applies to the Company health care benefits (see page 58).

Pension Plans

•

Pension plans provide a strong incentive for employees to stay until retirement age, consistent with the long-term nature of the Company’s business and its objective of promoting long-term career employment.

•

Because pension benefits use final average pay applied to all years of service, the increase in pension values is greatest late in an employee’s career when compensation tends to be highest. This enhances the retention feature of the plans with respect to high performers whose compensation increases as their job responsibilities expand.

•

The value of the pension plans is combined with other key elements of compensation — salary, bonus, and long-term stock-based awards — to achieve total compensation that is competitive with other comparator companies of similar scope and complexity. Pay for the purpose of pension calculations includes base salary and bonus, but does not include stock-based compensation.

•

The tax-qualified and nonqualified pension plans, described in more detail beginning on page 54, provide an annual benefit of 1.6 percent of final average pay per year of service, with an offset for Social Security benefits.

•	Bonus includes the amount that is paid at grant and the amount delayed by the Company, as described beginning on page 38.

•

The delayed portion of the annual bonus is expected to be paid out (subject to forfeiture provisions) and, therefore, is properly included for pension purposes as being earned in the year of grant rather than the year of payment, as described on page 55.

•	Pension benefits are paid upon retirement as follows:

–	Qualified pension plan benefits are payable, at the election of the employee, in a lump sum or in one of various forms of annuity payments.

–	Nonqualified pension plan benefits are paid in the form of an equivalent lump sum six months after retirement.

Qualified Savings Plan

•

The qualified Savings Plan described on page 51 permits employees to make pre- or post-tax contributions and receive a Company-matching contribution of 7 percent of eligible salary, subject to Internal Revenue Code limits on the amount of pay taken into account and the total amount of contributions.

•	To receive the Company-matching contribution, employees must contribute a minimum of 6 percent of salary.

•	Qualified benefits are payable in a single lump sum or in partial withdrawals at any time after retirement.

•	The Internal Revenue Code generally requires distributions to commence after a retired employee has attained age 70-1/2.

Nonqualified Savings Plan

•

The nonqualified Supplemental Savings Plan described on pages 51 and 57 does not permit employee contributions but provides 7 percent of eligible pay to restore matching contributions that could not be made to the qualified plan due to Internal Revenue Code limits.

•	The nonqualified savings plan balance is paid in a single lump sum six months after retirement.

Compensation Committee 2014 Decisions

The Compensation Committee sets the compensation for the Named Executive Officers and certain other senior executives consistent with the compensation design objectives outlined beginning on page 37. The following describes the analytical tools utilized by the Committee and the performance basis of the compensation decisions made by the Committee.

Analytical Tools

Tally Sheets

•

A tally sheet is a matrix used by the Compensation Committee that shows the individual elements of compensation and benefits, including retirement, for each Named Executive Officer. The total of all compensation and benefit plan elements is included to reflect the full employment costs for each Named Executive Officer.

•	Tally sheets were used to help the Compensation Committee:

–	Understand how decisions on each compensation element affect each Named Executive Officer’s total compensation;

–	Gauge each Named Executive Officer’s total compensation against publicly available data for similar positions at comparator companies; and

–	Confirm for each Named Executive Officer that stock-based compensation represents over 50 percent of annual pay granted.

Pension Modeling

•	A pension modeling tool was used to determine how current compensation decisions would affect the CEO’s pension values upon retirement.

Benchmarking

•	Compensation is benchmarked annually. The primary benchmark for the Named Executive Officers is a select group of large companies across industries.

•	Comparator Companies

–	The following criteria are used to select comparator companies:

•	U.S. companies;

•	International operations;

•	Large scope and complexity;

•	Capital intensive; and

•	Proven sustainability/permanence.

–

The 12 companies benchmarked are listed below and are the same companies noted in the 2014 Proxy Statement. The benchmark companies align with ExxonMobil’s current business circumstances and the above selection criteria. However, even with this comparator group, differences in size, scope, and complexity versus ExxonMobil can be significant as illustrated in the Executive Compensation Overview on page 31.

AT&T Boeing Caterpillar	Chevron Ford Motor Company General Electric	IBM Johnson & Johnson Pfizer	Procter & Gamble United Technologies Verizon

–

In the United States, only Chevron has the size, complexity, and geographic scope in the oil and gas business to provide a reasonable comparison. Other smaller oil companies in the United States do not have the international scale or functional integration to allow meaningful comparisons. Thus, while we benchmark corporate performance against large integrated oil companies both in and outside the United States, we benchmark compensation against companies in other industries within the United States labor market.

•	Benchmarking Principles

–

Consistent with the Compensation Committee’s practice of using well-informed judgment to determine overall executive compensation, the Committee does not target any particular percentile among comparator companies at which to align compensation.

–

When the Compensation Committee cross-checks compensation levels against comparator companies, the focus is on a broader and more flexible orientation, generally a range around the median of comparator company compensation, which provides the ability to:

•	Differentiate compensation based on experience and performance levels among executives;

•	Minimize the potential for automatic ratcheting-up of compensation that could occur with an inflexible and narrow target among benchmarked companies;

•	Manage salaries based on a career orientation; and

•	Respond to changing business conditions.

–	These benchmarking principles apply to salaries and the annual incentive program that includes bonus and equity awards.

–

Whether an executive’s total compensation is near, substantially below, or substantially above the comparator group median is a qualitative factor the Compensation Committee considers along with individual performance, experience, and level of responsibility as described in the Performance Measurements section below.

–

The Compensation Committee takes into consideration the size, scope, and complexity of ExxonMobil among several factors in determining compensation levels. For the purpose of its analysis, the Compensation Committee does not adjust for differences in the types or nature of businesses among the comparator companies and does not determine compensation levels based on a formula.

–	The Compensation Committee uses an independent consultant to assist in this analysis as discussed in the Corporate Governance section on page 12.

Performance Measurements

In determining compensation levels, the Compensation Committee places the most emphasis on individual performance and business results. Individual experience and level of responsibility are also considered.

Business Results Considered

The basis for the salary and incentive award decisions made by the Compensation Committee in 2014 includes the safety, financial, and operating performance measurements and strategic business results discussed in the Executive Compensation Overview beginning on page 26, as well as the Company’s continued maintenance of sound business controls and a strong ethical and corporate governance environment. The Compensation Committee considered results in the aggregate and over multiple years in recognition of the long-term nature of the business.

Individual Performance Assessment

•	The Compensation Committee annually assesses the CEO’s performance and documents the basis on which compensation decisions are made.

•

Similarly for all other officers, the CEO reviews the performance of all officers in achieving results in line with the long-term business performance as described beginning on page 26 during the annual executive development review with the Board of Directors in October of each year. The same long-term business results are key elements in the assessment of the CEO’s performance by the Compensation Committee.

•

The performance of all officers is also assessed by the Board of Directors throughout the year. This occurs during specific business reviews and Board Committee meetings during which reports are provided on strategy development; financial and operating results; safety, security, health, and environmental results; business controls; and other areas pertinent to the general performance of the Company.

•

The Compensation Committee does not assign weights to the factors considered and does not use narrow quantitative targets or formulas to assess executive performance in determining compensation levels. Due to leverage or steep payout factors, formula-based compensation can generate payouts that are misaligned with the gains or losses incurred by long-term shareholders. Also, formula-based performance assessments typically require emphasis limited to two or three business metrics. For ExxonMobil to be an industry leader and effectively manage its technical complexity and global scope, the most-senior executives must advance multiple strategies and objectives in parallel, versus emphasizing one or two at the expense of others that require equal attention.

•

The Management Committee and all other executive officers are expected to perform at the highest level or they are replaced. If it is determined that another executive would make a stronger contribution than one of the current officers, a succession plan is implemented and the incumbent is reassigned or separated from the Company.

•

An executive officer’s performance must be high in all key performance areas to receive an overall superior evaluation. Outstanding performance in one area will not cancel out poor performance in another. For example:

–

A problem in safety, security, health, or environmental performance in a business unit for which the executive is responsible could result in a reduced incentive award even if the officer’s performance against financial and other metrics was superior.

–

A violation of the Company’s code of business conduct could result in elimination of an officer’s incentive award for the year, as well as termination of employment and/or cancellation of all previously granted awards that have not yet vested or been paid.

•

The fact that executives, including the CEO, do not have employment contracts, severance agreements, or change-in-control arrangements eliminates any real or perceived “safety net” with respect to job security. This increases the risk and consequences to the individual of performance that does not meet the highest standards.

Individual Experience and Responsibility

Experience and assigned responsibilities are factors in assessing the contribution of individual executives. The current responsibilities, time in current job, and recent past experience of each Named Executive Officer are described below. Refer to page 48 for information on the leadership structure of the Company.

•

Mr. Tillerson was a Senior Vice President before becoming President and a member of the Board in 2004 and Chairman of the Board and CEO in 2006. More information regarding his career history is on page 20.

•

Mr. Swiger was President of ExxonMobil Gas & Power Marketing Company before becoming Senior Vice President in 2009. Mr. Swiger became ExxonMobil’s Principal Financial Officer (PFO) effective January 1, 2013.

•	Mr. Albers was President of ExxonMobil Development Company before becoming Senior Vice President in 2007.

•	Mr. Dolan was President of ExxonMobil Chemical Company before becoming Senior Vice President in 2008.

•	Mr. Pryor, who retired on January 1, 2015, was President of ExxonMobil Refining & Supply Company before becoming President of ExxonMobil Chemical Company in 2008.

As discussed on page 37, the career service for Named Executive Officers ranges from 34 to more than 43 years.

Pay Awarded to Named Executive Officers

•

Within the context of the compensation program structure and performance assessment processes described above, the Compensation Committee aligned the value of 2014 incentive awards and 2015 salary adjustments with:

–	Performance of the Company, including the business results outlined beginning on page 26;

–	Individual performance; and

–	Annual compensation of comparator companies.

•

The Committee’s decisions reflect its judgment taking all factors into consideration. The Committee approved the individual elements of compensation and the total compensation as shown in the tables beginning on page 48.

•

In exercising its judgment to determine the specific amount of bonus and equity awards granted to each Named Executive Officer, the Committee considered all of the performance factors discussed in the Performance Measurements section on page 44.

•

The higher level of compensation for Mr. Tillerson as CEO versus the other Named Executive Officers reflects his greater level of responsibility, including the ultimate responsibility for the performance of the Corporation and oversight of the other senior executives.

•	The compensation allocation based on the Summary Compensation Table on page 48 is illustrated below:

Salary

•

The changes in salary for the Named Executive Officers from the prior year, as shown in the Summary Compensation Table, are consistent with the base salary program for all U.S. executives, taking into account individual performance, desired market orientation, increased individual experience, and level of responsibility.

Bonus

•

Annual bonuses (consisting of cash plus the full value of EBU awards) in 2014 for the Named Executive Officers were at the same levels as 2013. The bonus program is determined by the annual bonus program formula that reflects Company earnings as described on pages 31 and 38. Bonus awards are differentiated by individual performance and pay grade consistent with the method for determining equity awards described in the Executive Compensation Overview on page 32.

Equity Awards

•

Equity awards to the Named Executive Officers in 2014 were made in the form of share-settled RSUs. The method of determining the RSU level is described in the Executive Compensation Overview beginning on page 32.

•	The grant date fair value of each underlying share was higher in 2014, in line with the higher stock price on the 2014 grant date compared to 2013.

Pension

•	This category comprises the change in pension value as shown in the Summary Compensation Table.

•

The lower lump sum interest rate for 2014 (3 percent) versus 2013 (3.5 percent) is the primary factor contributing to the higher pension accruals for the Named Executive Officers. These values are estimates. The actual value of the pension will be determined at the time each individual retires from the Company.

•	A breakdown of the factors that determined the change in Mr. Tillerson’s pension in 2014 is in the narrative to the Summary Compensation Table on page 48.

All Other Compensation

•	This category comprises all other compensation as shown in the Summary Compensation Table.

Award Timing

•

The Compensation Committee grants incentive awards to the Company’s senior executives at its regular November meeting, which is held either the day of or the day before the regularly scheduled November Board of Directors meeting.

–	The Board of Directors meeting is scheduled more than a year in advance and is held on the last Wednesday of the month (or on Tuesday if the last Wednesday immediately precedes Thanksgiving).

–	This firm timing of award grants is reinforced through a decision-making process in which the Corporation does not grant awards by written consent.

•

A committee comprising ExxonMobil’s Chairman and Senior Vice Presidents grants incentive awards to other eligible managerial, professional, and technical employees, within the parameters of the bonus and equity award ceilings approved by the Compensation Committee. This includes employees below the level of Business Line Presidents and Staff Function Vice Presidents. The schedule of the November meeting of the Compensation Committee as described above determines when this committee meets to approve the annual incentive awards for employees under its purview.

•	The Company has not granted stock options since 2001.

Tax Matters

•

U.S. income tax law limits the amount ExxonMobil can deduct for compensation paid to the CEO and the other three most highly paid executives other than the Principal Financial Officer (PFO). Performance-based compensation that meets Internal Revenue Code requirements is not subject to this limit.

–

The bonus and equity awards described above are intended to meet these requirements so that ExxonMobil can deduct the related expenses. Under the material terms of performance goals previously approved by shareholders, the Corporation must achieve positive net income (earnings) in order to grant any incentive awards to the covered executives. If positive earnings are achieved, individual awards to these executives are subject to a maximum cap of 0.2 percent of earnings in the case of bonus awards, and 0.5 percent of earnings in the case of equity awards. Equity awards to the covered executives for purposes of Section 162(m) of the Internal Revenue Code are made only under the “performance stock” provisions of the 2003 Incentive Program, which include the shareholder-approved goal and cap. The Compensation Committee has no authority to amend or change the shareholder-approved goals.

•

These terms have been established to meet tax regulations and do not represent the actual operational goals we expect our senior executives to achieve. Actual award levels are determined based on a subjective consideration of all factors previously discussed in this report and are below the shareholder-approved caps.

–

Salaries for senior executives may be set at levels that exceed the U.S. income tax law limitation on deductibility. The primary drivers for determining the amount and form of executive compensation are the retention and motivation of superior executive talent rather than the Internal Revenue Code.

•	In 2005, the Compensation Committee eliminated the ability of executives to defer payment of incentive awards. Executives may not defer any element of compensation prior to retirement.

•	Tax assistance is not provided by the Company for either the bonus or equity awards discussed above.

•

The Company has designed all nonqualified pension and other benefits in a manner intended to avoid tax penalties that potentially could be imposed on the recipients of such amounts by Section 409A of the Internal Revenue Code. This is achieved by setting the form and timing of distributions to eliminate executive and Company discretion.

•	The above discussion of tax consequences is based on the Company’s interpretation of current tax laws.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2014

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
R.W. Tillerson Chairman and CEO	2014 2013 2012	2,867,000 2,717,000 2,567,000	3,670,000 3,670,000 4,587,000	21,420,000 21,254,625 19,627,875	0 0 0	0 0 0	4,683,892 0 13,037,201	455,420 496,704 447,425	33,096,312 28,138,329 40,266,501
A.P. Swiger Senior Vice President; PFO	2014 2013 2012	1,142,500 1,052,500 962,500	1,876,000 1,876,000 2,174,000	8,644,160 8,577,422 7,327,740	0 0 0	0 0 0	4,355,277 640,703 7,281,545	116,619 112,596 102,616	16,134,556 12,259,221 17,848,401
M.W. Albers Senior Vice President	2014 2013 2012	1,162,500 1,092,500 1,020,000	1,876,000 1,876,000 2,345,000	8,644,160 8,577,422 7,920,938	0 0 0	0 0 0	4,337,214 0 6,975,372	135,215 111,791 123,905	16,155,089 11,657,713 18,385,215
M.J. Dolan Senior Vice President	2014 2013 2012	1,252,500 1,175,000 1,077,500	2,168,000 2,168,000 2,527,000	10,129,280 10,051,076 8,601,371	0 0 0	0 0 0	2,360,606 395,472 7,738,975	139,827 126,600 118,041	16,050,213 13,916,148 20,062,887
S.D. Pryor Vice President; President, ExxonMobil Chemical Company (Retired January 1, 2015)	2014 2013 2012	1,085,000 1,040,000 1,006,000	1,601,000 1,601,000 2,001,000	7,330,400 7,273,805 6,717,095	0 0 0	0 0 0	1,507,018 0 4,314,699	158,975 115,226 111,261	11,682,393 10,030,031 14,150,055

Leadership Structure

•

The disclosure regulations result in a roster of Named Executive Officers that is different from the most-senior management team leading the Company, which is referred to as the Management Committee. The Management Committee comprises the following:

–	Chairman and CEO: R.W. Tillerson

–	Senior Vice Presidents who report directly to the CEO: M.W. Albers, M.J. Dolan, A.P. Swiger, J.P. Williams, Jr., and D.W. Woods

•

All members of the Management Committee are shown as Named Executive Officers except for Messrs. Williams and Woods. Consistent with our career orientation, which is supported by a career-based compensation strategy, their individual compensation levels do not currently place them among the Named Executive Officers.

•	Although each member of the Management Committee is responsible for specific business activities, together they share responsibility for the performance of the Company.

Employment Arrangements

ExxonMobil’s Compensation Committee believes senior executives should be “at-will” employees of the Corporation. Accordingly, the CEO and other executive officers, including those named in these tables, do not have employment contracts, severance agreements, or change-in-control arrangements with the Company.

Salary

•

Effective January 1, 2015, the annual salary was increased for Mr. Tillerson to $3,047,000. Effective April 1, 2015, the annual salary was increased for Mr. Swiger to $1,250,000; Mr. Albers to $1,250,000; and Mr. Dolan to $1,340,000.

•

The 2014 and 2015 salary increases reflect adjustments to the competitive position of the base salary program for U.S. executives, taking into account individual performance, desired market orientation, increased individual experience, and level of responsibility.

•

Salary (together with other compensation related to fringe benefits or perquisites) is not deductible by the Corporation to the extent that it exceeds $1 million for any Named Executive Officer (other than the PFO).

Bonus

•

As described in more detail in the Compensation Discussion and Analysis, the 2014 bonus shown was paid one-half in cash at the time of grant. The Company delays payment of the balance until cumulative earnings reach $6.50 per share. This threshold was increased from $6.25 in 2013 and has been increased gradually from $3.00 in 2001.

•	Delayed bonus amounts do not earn interest.

•	The bonus and the stock awards described below are intended to meet the requirements of Section 162(m) of the Internal Revenue Code. See Tax Matters on page 47.

Stock Awards

•

In accordance with disclosure regulations, the valuation of stock awards in this table represents the grant date fair value, which is equal to the number of RSUs awarded times the grant price. Grant price is deemed to be the average of the high and low sale prices on the NYSE on the grant date ($95.20 on November 25, 2014; $94.47 on November 26, 2013; and $87.24 on November 28, 2012).

•	See the narrative accompanying the Grants of Plan-Based Awards table for information regarding the terms of RSUs.

•	Dividends or dividend equivalents paid on restricted stock or RSU awards are reflected in the grant date fair value and, therefore, are not shown in the table.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The amounts shown in this column in the Summary Compensation Table represent the positive change in pension value. Earnings on nonqualified deferred compensation (Supplemental Savings Plan) are no longer required to be included because, as of January 1, 2008, interest is limited to 120 percent of the long-term Applicable Federal Rate.

Pension Value

•

The change in pension value shown in the table for 2014 is the increase between year-end 2013 and year-end 2014 in the present value of each executive’s pension benefits under the plans described in more detail beginning on page 54. A negative change in value is reported as zero for 2013 in the Summary Compensation Table due to SEC regulations. The full negative pension value of 2013 compensation was –$6,240,556 for Mr. Tillerson; –$207,562 for Mr. Albers; and –$3,098,916 for Mr. Pryor.

•

For each year end, the data reflect an annuity beginning at age 60 (or current age if over 60) equal to 1.6 percent of the participant’s covered compensation multiplied by years of service at year end. These values are converted to lump sums using the plan’s applicable factors and then discounted. For employees under age 60, this discount is calculated to present values based on the time difference between the individual’s age at year-end 2014 and age 60 (and at year-end 2013 and age 60) using the interest rates for financial reporting of pension obligations as of each year end. The difference between the two year-end amounts represents the annual increase in the value of the pension shown in the Summary Compensation Table.

•

The lump sum interest rate applied for an employee who worked through the end of 2013 was 3.5 percent. The lump sum interest rate applied for an employee who worked through the end of 2014 was 3 percent.

•	The discount rate for determining the present value of benefits was 5 percent as of year-end 2013 and 4 percent as of year-end 2014.

•

The decrease in the lump sum interest rate is the primary contributing factor to the increase in the present value of age 60 benefits shown. This rate could be higher or lower at the time of actual retirement. An increase in interest rates would decrease the lump sum value of pension benefits.

•

For Mr. Tillerson, the change in the pension value for 2014 represents a 7.6-percent increase in the present value of his pension benefits as shown in the Pension Benefits table on page 54. The following table provides a breakdown of the factors that determine the 7.6-percent increase in the pension value for Mr. Tillerson.

Factors	Change in Pension Value (Percent)	Change in Present Value ($)
Lower Lump Sum Interest Rate	5.2	3,217,902
Change in Final Average Bonus	0	7
Change in Final Average Salary	2.4	1,466,620
Age and Service	0	–637
Total	7.6	4,683,892

All Other Compensation

The following table breaks down the amounts included in the All Other Compensation column of the Summary Compensation Table for 2014.

Name	Life Insurance ($)	Savings Plan ($)	Personal Security ($)	Personal Use of Company		Financial Planning ($)	Total ($)
				Aircraft ($)	Properties/Car ($)
R.W. Tillerson	90,431	200,690	121,485	32,339	0	10,475	455,420
A.P. Swiger	23,427	79,975	2,742	0	0	10,475	116,619
M.W. Albers	23,874	81,375	1,125	0	18,366	10,475	135,215
M.J. Dolan	39,495	87,675	1,960	102	120	10,475	139,827
S.D. Pryor	65,225	75,950	250	0	50	17,500	158,975

Life Insurance

•	The Company offers senior executives term life insurance or a Company-paid death benefit.

•	Coverage under either option equals 4 times base salary until age 65, and a declining multiple thereafter until age 75, at which point the multiple remains at 2.5 times salary.

•	For executives with life insurance coverage, the premium cost in any year depends on overall financial and mortality experience under the group policy.

•	For executives electing the death benefit, there is no cash cost until the executive dies, as benefits are paid directly by the Company.

•

The amount shown is based on Internal Revenue Code tables used to value the term cost of such coverage. This valuation is applied since the actual life insurance premium is a single payment for a large group of executives that does not represent the cost of insuring one specific individual; and because one of the Named Executive Officers has elected the death benefit, the long-term cost of which is comparable to the insurance.

•

The Company eliminated the executive term life insurance and Company-paid death benefit for all newly eligible executives as of October 1, 2007, but retained it for all current participants, including the Named Executive Officers.

Savings Plan

•

The amount shown is the value of Company-matching contributions under ExxonMobil’s tax-qualified defined contribution (401(k)) plan and Company credits under the related nonqualified supplemental plan. The Company credit is 7 percent, which is consistent with the matching contribution for all employees participating in the savings plan.

•

The nonqualified supplemental plan provides all affected employees with the 7-percent Company credit to which they would otherwise be entitled as a matching contribution under the qualified plan if not for limitations under the Internal Revenue Code. All affected employees participate in the nonqualified supplemental plan on the same basis.

•	The value of the credits to the nonqualified supplemental plan is also disclosed in the Nonqualified Deferred Compensation table on page 57.

Personal Security

•	The Company provides security for its employees as appropriate based on an assessment of risk. The assessment includes consideration of the employee’s position and work location.

•

The Company does not consider any such security costs to be personal benefits since these costs arise from the nature of the employee’s employment by the Company; however, the disclosure regulations require certain security costs to be reported as personal benefits.

•

The amounts shown in the table include the following types of security-related costs: security systems at executive residences; security services and personnel (at residences and/or during personal travel); car and personal security driver; and Company communications equipment. Costs of security relating to travel for business purposes are not included.

•

The car provided for security reasons and used primarily for commuting is valued based on the annualized cost of the car plus maintenance and fuel. Reported costs for rental cars utilized due to security concerns during personal travel are the actual incremental costs.

•

For security personnel employed by the Company, the cost is the actual incremental cost of expenses incurred by the security personnel. Total salary, wages, and benefits for security personnel are not allocated because the Company already incurs these costs for business purposes.

•	For security contractors, the cost is the actual incremental cost of such contractors associated with the executive’s personal time.

•

For Mr. Tillerson, the amount shown includes $77,863 for residential security and $33,678 for the cost of his car provided for security reasons as described above. The remainder is for security costs relating to personal travel and other communications equipment for conducting business in a secure manner.

Aircraft

•

Incremental cost for personal use of the aircraft is based on direct operating costs (fuel, airport fees, incremental pilot costs, etc.) and does not include capital costs of the aircraft since the Company already incurs these capital costs for business purposes.

•	For security reasons, the Board requires the Chairman and CEO to use Company aircraft for both business and personal travel.

•

The Committee considers these costs to be necessary security-related business expenses rather than perquisites, but per the disclosure regulations, we report the incremental cost of aircraft usage for personal travel.

Properties/Car

•

The Company owns or leases various venues for the purpose of business entertainment, including boxes and season tickets to sporting events and recreation and conference retreat properties. When these venues are not otherwise in use for business entertainment, the tickets and properties may be available for use by Company executives and other personnel.

•

The table shows the incremental cost incurred for any personal use of these venues by the Named Executive Officers. Cost for this purpose is based solely on incremental operating costs (catering, transportation, incremental employee or contractor costs, etc.) and does not include annual or capital costs of these venues since the Company already incurs these costs for business purposes.

•

The amount shown also includes the incremental cost for personal use of a Company car, which is based on an assumed cost of $0.56 per mile. Driver personnel costs are not allocated because the Company already incurs these costs for business purposes.

Financial Planning

•	The Company provides financial planning services to senior executives, which includes tax preparation. This benefit is valued based on the actual charge for the services.

Grants of Plan-Based Awards for 2014

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Thresh -old ($)	Tar- get ($)	Maxi- mum ($)	Thresh -old (#)	Tar- get (#)	Maxi- mum (#)
R.W. Tillerson	11/25/2014	0	0	0	0	0	0	225,000	0	0	21,420,000
A.P. Swiger	11/25/2014	0	0	0	0	0	0	90,800	0	0	8,644,160
M.W. Albers	11/25/2014	0	0	0	0	0	0	90,800	0	0	8,644,160
M.J. Dolan	11/25/2014	0	0	0	0	0	0	106,400	0	0	10,129,280
S.D. Pryor	11/25/2014	0	0	0	0	0	0	77,000	0	0	7,330,400

In 2014, equity grants were made in the form of restricted stock units (RSUs). Each RSU represents one share of ExxonMobil common stock. RSUs granted to the Named Executive Officers may only be settled in shares. During the restricted period for RSUs, the executive receives a cash payment on each RSU corresponding to the cash dividends paid on an outstanding share of ExxonMobil stock. Unlike shares of restricted stock, RSUs do not carry voting rights prior to settlement.

Restrictions and Forfeiture Risk

•

These awards are restricted: (1) for one-half of the RSUs, until 10 years after the grant date or retirement, whichever occurs later; and (2) for the balance, until five years after the grant date. These restricted periods are not subject to acceleration, except upon death, and thus, RSUs may remain subject to restriction for many years after an executive’s retirement.

•	During the restricted period, the executive may not sell or transfer RSUs or use them as collateral.

•

The awards also remain subject to forfeiture during the restricted period in case of an unapproved early termination of employment or in case the executive is found to have engaged in activity that is detrimental to the Company. Detrimental activity may include conduct that violates the Company’s Ethics or Conflicts of Interest policies.

Grant Date

•	The grant date is the same as the date on which the Compensation Committee of the Board met to approve the awards, as described on page 47.

•

Grant date fair value is equal to the number of RSUs awarded times the grant price, which is deemed to be the average of the high and low sale prices on the NYSE on the grant date ($95.20 on November 25, 2014).

Outstanding Equity Awards at Fiscal Year-End for 2014

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R.W. Tillerson	0	0	0	0	—	1,801,000	166,502,450	0	0
A.P. Swiger	0	0	0	0	—	503,600	46,557,820	0	0
M.W. Albers	0	0	0	0	—	593,250	54,845,963	0	0
M.J. Dolan	0	0	0	0	—	662,400	61,238,880	0	0
S.D. Pryor	0	0	0	0	—	722,141	66,761,913	0	0

Stock Awards (Restricted Stock and RSUs)

•

Stock awards shown in the table above include both restricted stock and RSUs. Restricted stock awards have substantially the same terms as RSUs, including the same restricted period and forfeiture provisions, except that restricted stock awards include voting rights. See the narrative accompanying the Grants of Plan-Based Awards table for more information regarding the terms of RSUs.

•

The table below shows the dates on which the respective restricted periods for the stock awards shown in the previous table expire, assuming the awards are not forfeited and the executive is living when the restrictions lapse.

Name	Date Restrictions Lapse and Number of Shares/Units
	11/23/2015	11/30/2016	11/28/2017	11/26/2018	11/25/2019	10 Years or Retirement, Whichever Occurs Later	Retirement(1)
R.W. Tillerson	112,500	112,500	112,500	112,500	112,500	1,220,500	18,000
A.P. Swiger	34,250	38,500	42,000	45,400	45,400	298,050	0
M.W. Albers	38,500	42,000	45,400	45,400	45,400	376,550	0
M.J. Dolan	42,000	45,400	49,300	53,200	53,200	419,300	0
S.D. Pryor	38,500	38,500	38,500	38,500	38,500	491,400	38,241

(1)	Restrictions lapse on Career Shares on the first day of the calendar year following retirement with the exception of the restricted stock units granted to Mr. Pryor by Mobil Corporation under the Management Retention Plan, which are converted to a cash value at retirement and then paid in a single lump sum (18,241 units for Mr. Pryor). See page 40 for more information regarding Career Shares and the former Mobil Corporation Management Retention Plan.

Option Exercises and Stock Vested for 2014

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R.W. Tillerson	0	0	112,500	10,802,250
A.P. Swiger	0	0	30,000	2,880,600
M.W. Albers	0	0	38,500	3,696,770
M.J. Dolan	0	0	38,500	3,696,770
S.D. Pryor	0	0	38,500	3,696,770

Stock Awards/Restriction Lapse in 2014

•	In 2014, restrictions lapsed on 50 percent of stock awards that were granted in 2009.

•	The number of shares acquired on vesting is the gross number of shares to which the award relates.

•	The value realized is the gross number of shares times the market price, which is the average of the high and low sale prices on the NYSE on the date that restrictions lapse.

•

The net number of shares acquired (gross number of shares less shares withheld for taxes): 65,306 for Mr. Tillerson; 17,415 for Mr. Swiger; 22,349 for Mr. Albers; 22,349 for Mr. Dolan; and 22,349 for Mr. Pryor.

•	Refer to the Equity Awards section beginning on page 39 for additional information on equity awards.

Pension Benefits for 2014

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year* ($)
R.W. Tillerson	ExxonMobil Pension Plan ExxonMobil Supplemental Pension Plan ExxonMobil Additional Payments Plan	39.58 39.58 39.58	2,264,684 23,714,796 40,535,980	0 0 0
A.P. Swiger	ExxonMobil Pension Plan ExxonMobil Supplemental Pension Plan ExxonMobil Additional Payments Plan	36.33 36.33 36.33	2,120,773 7,132,457 17,752,713	0 0 0
M.W. Albers	ExxonMobil Pension Plan ExxonMobil Supplemental Pension Plan ExxonMobil Additional Payments Plan	35.42 35.42 35.42	2,023,167 7,152,299 17,926,190	0 0 0
M.J. Dolan	ExxonMobil Pension Plan ExxonMobil Supplemental Pension Plan ExxonMobil Additional Payments Plan	34.42 34.42 34.42	2,033,147 7,926,003 20,037,574	0 0 0
S.D. Pryor	ExxonMobil Pension Plan ExxonMobil Supplemental Pension Plan ExxonMobil Additional Payments Plan	43.17 43.17 43.17	2,303,300 7,561,013 17,588,507	0 212,898 505,569

*	Represents a partial distribution of Mr. Pryor’s plan benefits equal to the FICA and applicable income taxes due upon his retirement.

Pension Plan

•

The tax-qualified Pension Plan provides a benefit calculated as an annual annuity beginning at the Plan’s normal retirement age equal to 1.6 percent of the participant’s final average salary multiplied by years of credited service, minus an offset for Social Security benefits.

–	Final average salary is the average of the highest 36 consecutive months in the 10 years of service prior to retirement.

–	Final average salary included and benefits paid are subject to the limits on compensation ($260,000 for 2014) and benefits prescribed under the Internal Revenue Code.

–	The annuity amount may be further reduced by the Internal Revenue Code limit on the annuity value of benefits from qualified plans.

•	The benefit is available as a lump sum or in various annuity forms.

•	The defined benefit pension arrangements (qualified and nonqualified) help to attract and retain employees at all levels of the Corporation.

•	The defined benefit Pension Plan provides a strong incentive for employees to stay until retirement age.

•

The Plan uses final average pay applied to all years of service; thus, the increase in pension values is greatest late in career when compensation tends to be highest. This retention feature is strong for high performers, whose compensation increases as their job responsibilities continue to expand throughout their career, making their level of retirement income performance-based.

Supplemental Pension Plan

•	The nonqualified Supplemental Pension Plan provides a benefit calculated as the annuity amount that exceeds Internal Revenue Code limits referred to above.

•

Benefits under the Supplemental Pension Plan are forfeited if an employee resigns prior to completion of 15 years of service and attainment of age 55. All of the Named Executive Officers have satisfied these conditions.

•	The Supplemental Pension Plan is calculated as an annual annuity beginning at normal retirement age but is converted to a lump sum benefit using the same factors that apply for the qualified plan.

•

To help meet the retention and performance objectives described for U.S. salaried employees, the Supplemental Pension Plan provides pension benefits to the extent annual salary exceeds the amount that can be considered in determining qualified pension benefits ($260,000 for 2014, adjusted each year based on inflation) and to the extent other limits may apply to qualified benefits.

•

Without the Supplemental Pension Plan, the retention power of the overall pension plan would be greatly reduced for employees earning more than that amount, since the increase in their pension values in mid- to late career would be, in effect, based on relatively flat final average pay.

Additional Payments Plan

•

The nonqualified Additional Payments Plan provides a benefit calculated as an annual annuity beginning at normal retirement age equal to 1.6 percent of the participant’s average annual bonus multiplied by years of credited service but is converted to a lump sum using the same factors that apply for the qualified plan.

–

The Additional Payments Plan uses the average of the annual bonus for the three highest grants of the last five prior to retirement (including the portion of the annual bonus that is paid at time of grant and the portion that is paid on a delayed basis as described beginning on page 38).

•

Benefits under the Additional Payments Plan are forfeited if an employee resigns prior to completion of 15 years of service and attainment of age 55. All of the Named Executive Officers have satisfied these conditions.

•

The objective of the Additional Payments Plan is to support retention and performance objectives in light of the Compensation Committee’s practice of putting higher percentages of annual cash compensation at risk at higher executive levels.

•

The Compensation Committee believes that even though a large percentage of annual cash compensation is based on Corporate business performance, it should not be excluded from the pension calculation. Inclusion of the annual bonus in the pension formula strengthens the performance basis of such bonuses.

•	By limiting bonuses to those granted in the five years prior to retirement, there is a strong motivation for executives to continue to perform at a high level.

•

The Additional Payments Plan is designed to be a powerful retention tool since benefits are forfeited if the employee resigns prior to completion of 15 years of service and attainment of age 55. The plan applies on the same terms to all U.S. salaried employees who receive a bonus.

Present Value Pension Calculations

•

The present value of accumulated benefits shown in the Pension Benefits table is determined by converting the annuity values earned as of year end to lump sum values payable at age 60 (or at the employee’s actual age, if older) using the mortality tables and interest rate (3 percent) that would apply to a participant who worked through the end of 2014 and retired in the first quarter of 2015.

•

The actual lump sum conversion factors that will apply when each executive retires may be different. For executives who were not yet age 60, the present value as of year-end 2014 of each executive’s age-60 lump sum is determined using a discount rate of 4 percent, the rate used for valuing pension obligations for purposes of the Corporation’s financial statements for 2014.

Effect of Early Termination or Death

•	All three pension plans require completion of 15 years of service and attainment of age 55 to be eligible for early retirement. All Named Executive Officers have satisfied this requirement.

•	The Named Executive Officers have not received any additional service credit. Actual service is reflected in the above table.

•	The early retirement benefit consists of an annuity that is undiscounted for retirement ages of 60 years or over, with a discount of 5 percent for each year under age 60.

•	In addition, the Social Security offset is waived for annuity payments scheduled to be paid prior to age 62.

•

Early retirement benefits are in some cases more valuable than the present value of the executive’s earned age-60 benefits. This is because the increase in lump sum value due to receiving benefits earlier and using a longer life expectancy is not fully offset, in the current interest rate environment, by the plan’s discount factor (5 percent per year) for early retirement annuities.

•	Messrs. Swiger and Albers were eligible for early retirement prior to age 60 under the plans as of year-end 2014.

•

The table below shows the lump sum early retirement benefits under the plans for Messrs. Swiger and Albers as of year-end 2014. The lump sum early retirement benefits for Messrs. Tillerson, Dolan, and Pryor as of year-end 2014 are the amounts shown in the Pension Benefits table.

Name	Plan Name	Lump Sum Early Retirement Benefit ($)
A.P. Swiger	ExxonMobil Pension Plan	2,173,077
	ExxonMobil Supplemental Pension Plan	7,258,707
	ExxonMobil Additional Payments Plan	18,066,952
M.W. Albers	ExxonMobil Pension Plan	2,085,304
	ExxonMobil Supplemental Pension Plan	7,305,749
	ExxonMobil Additional Payments Plan	18,310,787

•

Voluntary or involuntary termination would be treated the same as early retirement for pension benefit purposes. In the event of termination prior to early retirement eligibility, there is no benefit payable under the Supplemental Pension Plan or Additional Payments Plan, and other pension benefits are actuarially discounted.

•

In the event of death after early retirement eligibility, the retirement benefit is payable to the participant’s beneficiary. Prior to early retirement eligibility, if a participant has at least 15 years of service, the actuarially determined present value of the benefit accrued prior to death is payable to the participant’s beneficiary. Under the qualified Pension Plan, if a participant has less than 15 years of service, the survivor benefit, payable to the participant’s surviving spouse, is 50 percent of the actuarially discounted vested termination benefit payable under the qualified joint and survivor annuity option.

•	Change in control is not a triggering event under any ExxonMobil benefit plans, including the pension plans.

Nonqualified Deferred Compensation for 2014

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions* ($)	Aggregate Balance at Last FYE ($)
R.W. Tillerson	0	182,490	59,626	0	1,806,643
A.P. Swiger	0	61,775	21,806	0	662,423
M.W. Albers	0	63,175	16,686	0	517,528
M.J. Dolan	0	69,475	24,320	0	738,309
S.D. Pryor	0	57,750	55,757	30,070	1,594,994

*	Represents a partial distribution of Mr. Pryor’s plan benefits equal to the FICA and applicable income taxes due upon his retirement.

•

The table above shows the value of the Company credits under ExxonMobil’s nonqualified Supplemental Savings Plan. The Company credits for 2014 are also included in the Summary Compensation Table under the column labeled All Other Compensation.

•

The amounts in the Summary Compensation Table include both Company contributions to the tax-qualified plan and Company credits to the nonqualified plan, whereas the registrant contributions in the table above represent only the Company credits to the nonqualified plan.

•

The amount of Company contributions to the tax-qualified Savings Plan was limited to the Internal Revenue Code contribution and salary maximums. For this reason, $18,200 was the maximum Company match to the qualified Savings Plan in 2014.

•

The aggregate balance at the last fiscal year end shown above includes amounts reported as Company contributions in the Summary Compensation Table of the current proxy statement and proxy statements from prior years as follows: $1,384,390 for Mr. Tillerson; $167,475 for Mr. Swiger; $224,525 for Mr. Albers; $333,288 for Mr. Dolan; and $362,110 for Mr. Pryor.

•

The nonqualified savings plan provides employees with the 7-percent Company-matching contribution to which they would otherwise be entitled under the qualified plan if not for limitations on covered compensation and total contributions under the Internal Revenue Code.

–	All eligible employees participate in the nonqualified plan on the same basis.

–	The rate at which the nonqualified savings plan account bears interest during the term of a participant’s employment is 120 percent of the long-term Applicable Federal Rate.

•

The tax-qualified and nonqualified savings plans are designed to help attract and retain employees. The matching design is intended to encourage employees to contribute their own funds to the plan to receive the tax benefits available under the Internal Revenue Code. The Supplemental Savings Plan serves similar purposes for salary or contributions in excess of the Internal Revenue Code limits referenced above.

Administrative Services for Retired Employee Directors

•	The Company provides certain administrative support to retired employee directors.

•

The support provided generally involves, but is not limited to, assistance with correspondence and travel arrangements relating to activities the retired directors are involved with that continue from their employment, such as board positions with nonprofit organizations. Given the nature of the support provided, a retired director’s spouse may also benefit from the support provided.

•	The Company also allows retired employee directors to use otherwise vacant office space at the Company’s headquarters.

•	It is not possible to estimate the future cost that may be incurred by the Company for providing these services to Mr. Tillerson, who is currently the only employee director.

•	The aggregate incremental cost of providing these services for all currently covered persons is approximately $121,000 per year.

–

This amount represents the compensation and benefit cost for support personnel allocated based on their estimated time dedicated to providing this service, as well as other miscellaneous office support costs.

Health Care Benefits

•	ExxonMobil does not provide any special executive health care benefits.

•

Executives and their families are eligible to participate in the Company’s health care programs, including medical, dental, prescription drug, and vision care, on the same basis as all other U.S. salaried employees.

•	The terms and conditions of the programs for both current employees and retirees do not discriminate in scope, terms, or operation in favor of executive officers.

Unused Vacation

•	All U.S. salaried employees are entitled to payment of salary for any accumulated but unused vacation days at retirement or other termination of employment.

•	Payment for unused vacation is included in final payments of earned salary.

Termination and Change in Control

•

ExxonMobil executive officers are not entitled to any additional payments or benefits relating to termination of employment other than the retirement benefits previously described in the preceding compensation tables and narrative.

•	Executives are “at-will” employees of the Company. They do not have employment contracts, a severance program, or any benefits or payments triggered by a change in control.

•	As discussed in greater detail above, unvested equity awards and any unpaid portion of an annual bonus are subject to forfeiture at the discretion of the Compensation Committee if an executive:

–	Engages in detrimental activity; or

–	Terminates employment prior to standard retirement age (currently age 65 for U.S. executives), whether such termination is voluntary or involuntary.

•	The Board has a policy to recoup compensation in the event of a material negative restatement of the Corporation’s reported financial or operating results as described on page 39.

Payments in the Event of Death

The only event that results in acceleration of the normal payment or vesting period of any benefit is death. In that event, the vesting period of outstanding equity awards would be accelerated. Also in the event of death, the executive’s estate or beneficiaries would be entitled to payment of the life insurance or death benefit as described on page 50. At year-end 2014, the amount of that life insurance benefit for each Named Executive Officer is as follows:

Name	Life Insurance Benefit ($)
R.W. Tillerson	11,468,064
A.P. Swiger	4,660,032
M.W. Albers	4,720,032
M.J. Dolan	5,080,032
S.D. Pryor	3,797,556

AUDIT COMMITTEE REPORT

The primary function of our Committee is oversight of the Corporation’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. Our Committee acts under a charter, which can be found on the ExxonMobil website at exxonmobil.com/auditcharter. We review the adequacy of the charter at least annually. All of our members are independent directors, and all are audit committee financial experts under SEC rules. We held 11 meetings in 2014 at which, as discussed in more detail below, we had extensive reports and discussions with the independent auditors, internal auditors, and members of management.

In performing our oversight function, we reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP (PwC), the independent auditors. Management and PwC indicated that the Corporation’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed significant accounting policies applied by the Corporation in its financial statements, as well as alternative treatments. We discussed with PwC matters covered by Public Company Accounting Oversight Board (PCAOB) standards, including PCAOB AS 16 Communication with Audit Committees. In addition, we reviewed and discussed management’s report on internal control over financial reporting and the related audits performed by PwC, which confirmed the effectiveness of the Corporation’s internal control over financial reporting.

We also discussed with PwC its independence from the Corporation and management, including the communications PwC is required to provide us under applicable PCAOB rules. We considered the non-audit services provided by PwC to the Corporation, and concluded that the auditors’ independence has been maintained.

We discussed with the Corporation’s internal auditors and PwC the overall scope and plans for their respective audits. We met with the internal auditors and PwC at each meeting, both with and without management present. Discussions included the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

We discussed with the Corporation’s management the comprehensive, long-standing risk management and compliance processes of the Corporation, and reviewed several topics of interest.

Based on the reviews and discussions referred to above, in reliance on management and PwC, and subject to the limitations of our role described below, we recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

We have also appointed PwC to audit the Corporation’s financial statements for 2015, subject to shareholder ratification of that appointment.

In carrying out our responsibilities, we look to management and the independent auditors. Management is responsible for the preparation and fair presentation of the Corporation’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Corporation’s annual financial statements, and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent auditors are responsible for auditing the Corporation’s internal control over financial reporting and for expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors perform their responsibilities in accordance with the standards of the PCAOB. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Securities Act of 1933 in either of those fields or in auditor independence.

Larry R. Faulkner, Chair	Peter Brabeck-Letmathe
Ursula M. Burns	William W. George

ITEM 2 – RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) to audit ExxonMobil’s financial statements for 2015. We are asking you to ratify that appointment.

Total Fees

The total fees for PwC professional services rendered to ExxonMobil for the year ended December 31, 2014, were $33.2 million, a decrease of $0.7 million from 2013. The Audit Committee reviewed and pre-approved all services in accordance with the service pre-approval policies and procedures, which can be found on the ExxonMobil website at exxonmobil.com/pre-approval. The Audit Committee did not use the “de minimis” exception to pre-approval that is available under SEC rules. The following table summarizes the fees, which are described in more detail below.

	2014	2013
	(millions of dollars)
Audit Fees	27.3	28.0
Audit-Related Fees	5.1	5.1
Tax Fees	0.8	0.8
All Other Fees	–	–

Total	33.2	33.9

Audit Fees

The aggregate fees for PwC professional services rendered for the annual audits of ExxonMobil’s financial statements for the year ended December 31, 2014, and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that year were $27.3 million (versus $28.0 million for 2013).

Audit-Related Fees

The aggregate fees for PwC Audit-Related services rendered to ExxonMobil for the year ended December 31, 2014, were $5.1 million (versus $5.1 million in 2013). These services were mainly related to asset dispositions, benefit plan audits, and attestation procedures related to cost certifications.

Tax Fees

The aggregate fees for PwC Tax services rendered to ExxonMobil for the year ended December 31, 2014, were $0.8 million (versus $0.8 million for 2013). These services are mainly related to assisting various ExxonMobil affiliates with the preparation of local tax filings and related services.

All Other Fees

The aggregate fees for PwC services rendered to ExxonMobil, other than the services described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” for the year ended December 31, 2014, were zero (also zero in 2013).

We believe PwC is well qualified to perform this work. A PwC representative will be at the annual meeting to answer appropriate questions and to make a statement if desired.

The Audit Committee recommends you vote FOR this proposal.

ITEM 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the meeting, shareholders will be asked to vote on a non-binding resolution to approve the compensation of the executive officers named in the Summary Compensation Table.

The compensation program for the Company’s Named Executive Officers (NEOs), as described in the Compensation Discussion and Analysis (CD&A) section of this proxy statement, is carefully structured to support shareholder value given the capital-intensive nature of our business, the long investment lead times, and the critical importance of managing risk.

The compensation program is developed and approved by the Compensation Committee of the Board, which is comprised exclusively of non-employee directors.

Alignment with Shareholder Interests

To support the key business strategies of the Company and align with shareholder interests, the compensation program is designed to ensure that executives place a high priority on taking a long-term view when managing the assets of the business, making investments, and managing risks.

The design of the compensation program helps reinforce these priorities by paying a substantial portion of an NEO’s annual compensation in the form of performance-based restricted stock or stock units and restricting the sale of these equity awards for periods of time far longer than the restrictions required by most companies across all industries.

•	Half of the equity award may not be sold for 10 years from date of grant or until retirement, whichever is later. The other half is restricted from sale for five years.

•	During these long restriction periods, the equity award is at risk of forfeiture for resignation or detrimental activity.

This approach to executive pay ensures that the majority of compensation granted over multiple years and the shareholding net worth of senior executives are linked to the performance of ExxonMobil stock and resulting shareholder value. The ExxonMobil method of granting stock-based awards will result in ExxonMobil executives seeing a one-for-one change in compensation through stock price that coincides with the experience of the long-term shareholder. The executives’ inability to monetize equity compensation early is especially relevant in today’s price environment as executives, much like long-term shareholders, experience the impact of commodity price cycles.

The annual bonus also aligns the interests of senior executives with the priority of sustainable growth in shareholder value. First, the level of the annual bonus program is determined by earnings performance using the formula described on page 31. Second, 50 percent of the payout of the annual bonus award is delayed based on the pace of earnings performance, as described on pages 31 and 38 to 39, and the entire annual bonus is subject to recoupment (“claw-back”).

The compensation program for senior executives excludes pay practices that the Compensation Committee believes are contrary to high performance standards and the interests of shareholders:

•	No employment contracts (i.e., executives may be terminated for poor performance without triggering any special payments);

•	No payments or benefits triggered by a change in control (e.g., a merger);

•	No severance programs;

•	No repricing of equity incentive awards; and

•	No tax gross-ups (other than for relocation, which is a benefit available to all professional and managerial employees).

Prior Say-On-Pay Vote and Shareholder Engagement

The Compensation Committee has carefully considered the results of the 2014 advisory vote on executive compensation, in which almost 90 percent of votes cast were FOR the compensation of the Named Executive Officers as described in the 2014 proxy statement. The Committee also discussed the Company’s executive compensation program with its independent consultant, as described in more detail beginning on page 11 of the proxy statement.

The Committee considered shareholder feedback on executive compensation received through a wide-ranging dialogue between management and numerous shareholders, including the Company’s largest shareholders, many of whom have held ExxonMobil stock for over a decade. This dialogue took place both before and after the 2014 advisory vote on 2013 compensation and included one-on-one calls with the Company’s largest shareholders as well as a webcast available to all shareholders. This provided an excellent opportunity to discuss the alignment between pay and performance, including the Company’s long-standing philosophy that executive compensation should be based on long-term performance.

We concluded from this dialogue with shareholders and the analysis outlined on pages 34 to 36 of the CD&A of this proxy statement that a formula-based approach that relies heavily on one- or three-year total shareholder returns could encourage inappropriate risk taking; have a lasting and negative impact on ExxonMobil’s business by encouraging a focus on more immediate results at the expense of our long-term underlying business model; and, through the use of steep payout factors, generate payouts for executives that are misaligned with the gains or losses incurred by long-term shareholders.

In contrast, the Committee believes that the current compensation program described herein achieves the following:

•	Accountability: Holds senior executives accountable for many years, extending well beyond retirement date, with long vesting periods;

•	Alignment: Links financial gains or losses of each executive to the experience of the long-term shareholder and aligns strongly with ExxonMobil business model;

•

Performance and Results: Ties level of compensation to individual performance, and keeps executives focused on delivering industry-leading results (operating and financial results, as well as progress on key strategic priorities, are outlined beginning on page 26 of the CD&A); and

•	Retention: Supports continuity of leadership by encouraging a career orientation.

This ensures that executives maintain an unwavering focus on the long-term performance of the business that we expect will continue to generate strong operating and financial results for the benefit of our long-term shareholders.

The Committee respects all shareholder votes, both FOR and AGAINST our compensation program. The Committee is committed to continued engagement between shareholders and the Company to fully understand diverse viewpoints and discuss the important connections between ExxonMobil’s compensation program, business strategy, and long-term financial and operating performance.

Summary

•	ExxonMobil’s compensation program supports a business model that has weathered volatile commodity prices and industry business cycles for many years (Chart 6 page 28 of the CD&A).

•	The program sets ExxonMobil apart and has established a culture of performance, integrity, reliability, and consistency.

•

Through this business model and the underlying compensation program and management practices that support it, the Company has become the partner of choice for many national oil companies and major investors in the oil, gas, and petrochemical industry.

•

The Company has taken steps to address questions raised by shareholders, including providing additional information on the determination of the level of equity awards and on multiple occasions, carefully considering alternative methods of granting stock-based awards (pages 32 to 36 of the CD&A).

•	We believe ExxonMobil’s business model and supporting compensation program will continue to serve shareholders well in the future.

For the reasons summarized above and discussed in more detail in this proxy statement, the Board recommends an advisory vote FOR the following resolution:

RESOLVED: That shareholders approve the compensation of the Named Executive Officers as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion on pages 24 to 59 of this proxy statement.

SHAREHOLDER PROPOSALS

We expect Items 4 through 11 to be presented by shareholders at the annual meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposals and supporting statements as they were submitted to us. We take no responsibility for them. Upon oral or written request to the Secretary at the address listed under Contact Information on page 3, we will provide information about the sponsors’ shareholdings, as well as the names, addresses, and shareholdings of any co-sponsors.

The Board recommends you vote AGAINST Items 4 through 11 for the reasons we give after each one.

ITEM 4 – INDEPENDENT CHAIRMAN

This proposal was submitted by the Ellen Higgins Trust 1959, 111 Commercial Street, Suite 302, Portland, ME 04101, the beneficial owner of 150 shares.

“RESOLVED: That the shareholders request the Board of Directors of ExxonMobil to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, be an independent member of the Board. This policy should be phased in for the next CEO transition. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

SUPPORTING STATEMENT:

We believe:

•	The role of the CEO and management is to run the company;

•	The role of the Board of Directors is to provide independent oversight of management and the CEO;

•	There is a potential conflict of interest for a CEO to be her/his own overseer while managing the business.

ExxonMobil’s CEO Rex Tillerson serves both as CEO and Chair of the Company’s Board of Directors. We believe the combination of these two roles in a single person weakens a corporation’s governance structure, which can harm shareholder value.

Chairing and overseeing the Board is a time intensive responsibility, and a separate Chair leaves the CEO free to manage the company and build effective business strategies.

As Intel’s former chair Andrew Grove stated, ‘The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?’

Numerous institutional investors recommend separation. For example, California’s Retirement System CalPERS’ Principles & Guidelines encourages separation, even with a lead director in place.

According to a 2012 research report by GMI Ratings on 180 North American mega caps (those with over $20 billion market cap), CEOs who also command the title of chairman are more expensive than their counterparts serving solely as CEO. In fact, executives with a joint role of chairman and CEO are paid more (a median of $16 million) than even the combined cost of a CEO and a separate chairman ($11 million).

Shareholder resolutions urging separation of CEO and Chair averaged approximately 31% of votes in favor in 2013 and 2014, an indication of strong investor support.

Many companies have separate and/or independent Chairs. By 2014, 46.4% of the S&P 500 companies had boards that were not chaired by their CEO. An independent Chair is the prevailing practice in the United Kingdom and many international markets.

An independent Chair and vigorous Board can improve focus on important ethical and governance matters, strengthen accountability to shareowners and help forge long-term business strategies that best serve the interests of shareholders, consumers, employees and the company.

To foster a simple transition, we propose this policy be phased in when the next CEO is chosen. We urge a vote FOR this resolution.”

The Board recommends you vote AGAINST this proposal for the following reasons:

The Board believes that the decision as to who should serve as Chairman and/or CEO is the proper responsibility of the Board. The members of the Board possess considerable experience and understand the unique challenges and opportunities the Company faces; they are in the best position to evaluate the needs of the Company and how best to organize the capabilities of the directors and senior managers to meet those needs.

Empirical studies are inconclusive on the benefits of separating the Chairman and CEO roles, and recent third-party research suggests caution in adopting an inflexible, one-size-fits-all approach, which perhaps explains why the approach remains a distinct minority position among U.S. companies. According to the 2014 Spencer Stuart Board Index, only 28 percent of S&P 500 companies have a truly independent chairman, and only 3 percent have a policy that mandates the separation of the Chairman and CEO roles.

The Board must retain the flexibility to determine the particular governance structure that best serves the long-term interests of shareholders at the time, and should not be compelled to take a particular position that may be contrary to its best judgment. The Board, through its Compensation Committee, has responsibility for the CEO’s performance assessment and compensation, which are determined solely by the independent directors without participation by the Chairman.

The Board will carefully consider the pros and cons of separating or combining the Chairman and CEO positions and whether the Chairmanship should be held by an independent director, whenever the question arises.

At the present time, the Board believes that independent Board leadership is effectively provided by the Presiding Director:

•	Elected annually with minimum two-year term expected;

•	Authority to call and chair executive sessions of the non-employee directors and provide feedback to the Chairman;

•	Chair Board meetings in the absence of the Chairman; and

•	Review in advance, in consultation with the Chairman, schedules, agendas, and materials for Board meetings.

ITEM 5 – PROXY ACCESS BYLAW

This proposal was submitted by the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, and the New York City Board of Education Retirement System (the “Systems”), One Centre Street, Room 629, New York, NY 10007, the beneficial owners of 7,682,124 shares.

“RESOLVED: Shareholders of Exxon Mobil Corporation (the ‘Company’) ask the board of directors (the ‘Board’) to adopt, and present for shareholder approval, a ‘proxy access’ bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the ‘Nominator’) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)	give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the ‘Disclosure’); and

c)	certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the ‘Statement’). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would ‘benefit both the markets and corporate boardrooms, with little cost or disruption.’

•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support – votes for similar shareholder proposals averaged 55% from 2012 through September 2014 – and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.”

The Board recommends you vote AGAINST this proposal for the following reasons:

The Board believes that this proposal ignores the effective say that shareholders currently have in the director selection process by virtue of their vote in annual elections as well as through the recommendation process for director candidates. Furthermore, the proposal would bypass the Company’s robust process for identifying and vetting non-employee director candidates. The Board has adopted guidelines outlining the qualifications sought when considering non-employee director candidates. The guidelines are published on our website at exxonmobil.com/directorguidelines.

The proposal would also undercut the critical role that the independent Board Affairs Committee plays in ensuring that the Board is comprised of personnel with required skills, backgrounds, and competencies. Directors are under legal obligations of fiduciary duty in the director selection process, but shareholders nominating director candidates under this bylaw proposal are not. The importance of maintaining highly effective directors who represent all shareholders cannot be overstated.

The Board believes that this bylaw proposal could also seriously undermine its ability to function in an effective manner. The proposal could introduce non-constructive and destabilizing dynamics into the Board election process each year by potentially creating a shorter term orientation. It can also increase the influence of special interest groups and lead to single-issue participants on the Board, to the overall detriment of other shareholders and the Company’s general interests. The proposal could additionally have the very real consequence of discouraging highly-qualified director candidates from serving. Finally, the Board believes that all shareholders should have equal rights in providing input to the Company, governed by a comprehensive and equitable process.

The U.S. has limited practical experience with proxy access, and we do not believe there is any meaningful evidence that proxy access would improve corporate governance or enhance market capitalization. The Company’s current process for director selection is time tested and has proven successful, while providing for appropriate shareholder involvement. The success of this approach is underpinned by ExxonMobil’s industry leading returns, increase in market capitalization, and shareholder distributions amounting to $342 billion through cash dividends and share repurchases since the Exxon and Mobil merger, an amount greater than the market cap of 495 of the S&P 500 companies. Therefore, the Board advises against the introduction of potentially destabilizing risks into the director election process without clear justification that such risks are outweighed by benefits to corporate governance and ultimately, shareholder value.

ITEM 6 – CLIMATE EXPERT ON BOARD

This proposal was submitted by the Province of St. Joseph of the Capuchin Order, 1015 North Ninth Street, Milwaukee, WI 53233, the beneficial owner of at least $2,000 in market value of the Company’s stock and lead proponent of a filing group.

“Climate change expertise at both management and board levels is critical to companies’ success in the energy industry because of significant environmental issues associated with their operations. These impact shareholders, lenders, host country governments and regulators, as well as affected communities. Companies’ ability to demonstrate policies and best practices reflecting internationally accepted environmental standards can lead either to successful business planning or difficulties in raising new capital and obtaining the necessary licenses from regulators.

We believe ExxonMobil’s Board of Directors would benefit by addressing the impact of climate change on its business at its most strategic level by electing to its Board independent specialists versed in all business aspects of climate change. Just one authoritative figure with acknowledged expertise and standing could perform a valuable role in ways that would enable the Board to more effectively address the environmental issues and risks inherent in its present business model regarding climate change. It would also help ensure that the highest levels of attention are focused on developing environmental standards for new projects. In comparison, banks which had inadequate expertise on their boards to deal with risks related to new financial instruments and transactions often paid a huge price with a major impact on shareholder value.

Since the Exxon Valdez incident, the public’s perception of ExxonMobil represents a company with questionable environmental practices. For years some shareholders concerned about ExxonMobil’s approach to climate change have asked to engage directly with members of its Board; consistently they have been denied this access to dialogue on matters of critical concern regarding climate change.

RESOLVED, shareholders request that, as elected board directors’ terms of office expire, the Exxon Mobil Corporation’s Board’s Nominating Committee nominate for Board election at least one candidate who:

•

has a high level of climate change expertise and experience in environmental matters relevant to hydrocarbon exploration and production, related risks, and alternative, renewable energy sources and is widely recognized in the business and environmental communities as such, as reasonably determined by ExxonMobil’s Board, and

•	will qualify, subject to exceptions in extraordinary circumstances explicitly specified by the board, as an independent director.*

* a director shall not be considered ‘independent’ if, during the last three years, she or he –

•	was, or is affiliated with a company that was an advisor or consultant to the Company;

•	was employed by or had a personal service contract(s) with the Company or its senior management;

•	was affiliated with a company or non-profit entity that received the greater of $2 million or 2% of its gross annual revenues from the Company;

•	had a business relationship with the Company worth at least $100,000 annually;

•	has been employed by a public company at which an executive officer of the Company serves as a director;

•	had a relationship of the sorts described herein with any affiliate of the Company; and

•	was a spouse, parent, child, sibling or in-law of any person described above.”

The Board recommends you vote AGAINST this proposal for the following reasons:

ExxonMobil’s current process, as reflected in its Guidelines for the Selection of Non-Employee Directors, requires director candidates to have a breadth of experience and demonstrated expertise in managing large, relatively complex organizations and be accustomed to dealing with complex situations with worldwide scope. We believe that this process has resulted in a board with a broad range of qualifications and expertise, including environmental/climate experience.

The Board is comprised of members with diverse backgrounds and views, including several who have engineering or science degrees. These credentials, coupled with other proficiencies and expertise, enable the Board to properly address climate-related issues and to provide meaningful guidance for the Company in this area.

The Board’s Public Issues and Contributions Committee is charged with reviewing the effectiveness of the Company’s policies, programs, and practices with respect to the environment. The Committee hears reports from operating units on environmental activities and also visits operating sites to observe and comment on current practices. Furthermore, the entire Board has ongoing access to environmental/climate information via periodic briefings by company professionals whose primary expertise is in the area of environmental management and stewardship.

Board members have fiduciary duties to the Company’s shareholders that require them to stay informed on multiple issues and to work with other Board members to make decisions on a collaborative basis. To set aside one seat for an environmental specialist or for any single attribute or area of expertise would, in our view, not be in the best interest of the Company or its shareholders because it would dilute the breadth needed by all directors to make informed decisions for the Company.

The Company continues to instill a core value of ‘Protecting Tomorrow, Today,’ which has served as a foundation for sound environmental performance. Our Operations Integrity Management System is an effective and proven framework that aligns our environmental priorities with our business objectives, and has brought about improved environmental performance for many years.

ITEM 7 – BOARD QUOTA FOR WOMEN

This proposal was submitted by Thomas R. Sifferman, PhD, PE, 5036 Dickens Lane, Carrollton, TX 75010, the beneficial owner of at least $2,000 in market value of the Company’s stock.

“WHEREAS, ExxonMobil currently has only 2 females on the 12 person Board of Directors (BOD) which under-represent the female population in the company, in the petroleum industry and in society.

BE IT RESOLVED, that ExxonMobil increase the number of female directors on the board by at least one to a total of three by the May 2016 annual shareholder meeting, and increase the number of female directors to a total of four by the May 2018 annual shareholder meeting.

A study by Catalyst has shown that Fortune 500 companies with three or more women on their boards significantly outperform those with no women on their boards. Research by the Wellesley College Center for Women found that three women on a corporate board constitute a ‘critical mass’ in terms of being ‘heard’ and having significant influence. ExxonMobil should increase the number of women on its board to meet or exceed the ‘critical mass’ so as to benefit from women’s insight and perspectives. Diversity can help reduce the threats to corporate performance from unanticipated disruptive trends.

In 2002 and 2003, ExxonMobil had 3 female board members with the women comprising 25% of the BOD. However, since 2004 ExxonMobil has had only 1 or 2 women on its BOD. Since the BOD now has 12 members, women now comprise less than 17% of the BOD. While other Fortune 500 companies have seen the wisdom of increasing female representation on their boards, ExxonMobil has failed to act on evidence of the value of gender diversity and the increasing availability of women with the credentials and experience to be valuable board members.

ExxonMobil reportedly uses only one search firm to find qualified potential directors. Using several companies may provide better results.”

The Board recommends you vote AGAINST this proposal for the following reasons:

The Board has adopted guidelines outlining the qualifications sought when considering non-employee director candidates, and they are published on our website. In part, the guidelines describe the necessary experiences and skills expected of director candidates as follows:

“Candidates for non-employee director of Exxon Mobil Corporation should be individuals who have achieved prominence in their fields, with experience and demonstrated expertise in managing large, relatively complex organizations, and/or, in a professional or scientific capacity, be accustomed to dealing with complex situations, preferably those with worldwide scope.”

The key criteria the Board seeks across its membership to achieve a balance of diversity and experiences important to the Company include: financial expertise; experience as the CEO of a significant company or organization or as a next-level executive with responsibilities for global operations; experience managing large, complex organizations; experience on one or more boards of significant public or non-profit organizations; and expertise resulting from significant academic, scientific, or research activities. The Board employs a leading independent consultant to assist with its candidate search efforts.

In addition to seeking a diverse set of business or academic experiences, the Board, and more specifically, the Board Affairs Committee, seeks a strategic mix of nominees whose perspectives reflect diverse life experiences and backgrounds, as well as gender and ethnic diversity. The Committee does not use quotas but considers diversity along with the other requirements of its selection guidelines when evaluating potential new directors. Likewise, the Committee’s executive search consultant also includes diversity as part of the candidate search criteria.

Recent nominations reflect the Board’s commitment to diversity. Three of the six most recent additions to the Board demonstrate gender and/or ethnic diversity. The 2014 Spencer Stuart Board Index notes that the average number of women on all boards is 2.0, which is the same as currently on our Board. The Board believes that retaining its flexibility to choose the best candidates based on its published criteria and the needs of the Company is preferable to compelling the Board to choose a fixed number of candidates from one gender.

ITEM 8 – REPORT ON COMPENSATION FOR WOMEN

This proposal was submitted by Eve S. Sprunt, PhD, 3753 Oakhurst Way, Dublin, CA 94568, the beneficial owner of at least $2,000 in market value of the Company’s stock.

“WHEREAS, ExxonMobil currently reports that 16.4% of management and officials and 32.0% of professional employees in the United States are female and that in 2013 39% of management and professional new hires worldwide and 31% of management and professional new hires in the United States were female,

BE IT RESOLVED, that ExxonMobil will annually report to shareholders the percentage of women at the following percentiles of compensation: top 75% by compensation, top 50% by compensation, top 25% by compensation, top 10% by compensation, and top 2% by compensation.

Over fifty years ago the United States enacted the Equal Pay Act of 1963. Nevertheless, the National Committee on Pay Equity reports that as of 2013, women’s compensation was only 78% of men’s. Furthermore, the National Committee on Pay Equity reports that percentage has increased by less than 2% in the last decade from 76.6% in 2004.

Corporations are required to report sensitive financial information so that stockholders are appropriately informed. Since employees play a critical part in a corporation’s success and women are a large and growing fraction of the workforce, it is important for stockholders and potential employees to have access to financial information that documents how well women are doing at different levels in the corporation.”

The Board recommends you vote AGAINST this proposal for the following reasons:

ExxonMobil develops future leaders from within the Company worldwide, drawing upon our diverse employee population. Within this context, we promote leadership opportunities for women and work to improve the gender balance within the Company through all aspects of the employment relationship, including recruitment, hiring, training, promotions, transfers, and wage and salary administration. Management reviews these programs on an annual basis to ensure they are resulting in diversity at all levels of the Company in line with the representation of women and minorities in the available pool of qualified candidates for each position.

The information disclosed in the Corporate Citizenship Report (CCR) published by the Company on an annual basis includes detailed information on our workforce demographics and provides additional information on our comprehensive diversity and inclusion efforts. The CCR provides information that is more meaningful for shareholders than the analysis requested in this proposal.

A few key headlines:

•	Currently, women account for about 28 percent of our worldwide workforce;

•	In 2014, 40 percent of management and professional new hires were women, significantly higher than the percentage of women in our broader employee population; and

•	Executive employees represent the top 2.4 percent of our worldwide workforce and approximately 17 percent of this global executive population is female, an increase of 55 percent over the past decade.

Moreover, management reviews confirm a strong representation of females in developmental executive and management positions at the early career stage. This is a result of our continued emphasis on early identification and focused development of high-performing female employees.

ExxonMobil’s compensation program is highly integrated with development and advancement programs and is applied consistently across the Company. The program compensates each individual at a level commensurate with individual performance, experience, and pay grade, independent of gender. This ensures alignment of compensation among employees with similar performance who are in jobs of similar scope and complexity.

ITEM 9 – REPORT ON LOBBYING

This proposal was submitted by the United Steelworkers, Five Gateway Center, Pittsburgh, PA 15222, the beneficial owner of 116 shares and lead proponent of a filing group.

“Whereas, corporate lobbying exposes our company to risks that could adversely affect the company’s stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company and, therefore, have a strong interest in full disclosure of our company’s lobbying to evaluate whether it is consistent with our company’s expressed goals and in the best interest of shareholders and long-term value.

Resolved, the shareholders of Exxon Mobil Corporation (‘ExxonMobil’) request that the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by ExxonMobil used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	ExxonMobil’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a ‘grassroots lobbying communication’ is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. ‘Indirect lobbying’ is lobbying engaged in by a trade association or other organization of which ExxonMobil is a member.

Both ‘direct and indirect lobbying’ and ‘grassroots lobbying communications’ include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on ExxonMobil’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in our company’s use of corporate funds to influence legislation and regulation. ExxonMobil is a member of the American Petroleum Institute, Business Roundtable and National Association of Manufacturers, which together spent more than $59 million on lobbying for 2012 and 2013. ExxonMobil does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to ExxonMobil’s long-term interests.

ExxonMobil spent $26.39 million in 2012 and 2013 on federal lobbying (opensecrets.org). ExxonMobil’s lobbying on fracking has drawn media attention (‘Exxon, Chevron Meet with White House over Fracking Regs,’ The Hill, Oct. 10, 2014.). These figures do not include lobbying expenditures to influence legislation in states, where ExxonMobil also lobbies but disclosure is uneven or absent. For example, ExxonMobil spent more than $563,000 lobbying in California for 2013 (http://cal-access.ss.ca.gov/). And ExxonMobil does not disclose membership in or contributions to tax-exempt organizations that write and endorse model legislation, such as serving on the Private Enterprise Advisory Council of the American Legislative Exchange Council (ALEC). At least 90 companies have publicly left ALEC, including General Electric, Johnson & Johnson, Merck and Occidental Petroleum.

We urge support for this proposal.”

The Board recommends you vote AGAINST this proposal for the following reasons:

While the proponent claims that, “corporate lobbying exposes our Company to risks,” the Company believes that the failure to engage in critical public policy developments, including communications with elected officials, would represent a far greater risk to shareholders’ interests. In our pluralistic, democratic society, public policies are optimized when multiple informed voices are heard in the national political discourse.

ExxonMobil, like many U.S. companies, labor unions, and other entities, engages in lobbying in the United States at both the federal and state levels to effectively explain or advocate the Company’s position when necessary. The Company’s engagement on important public policy issues ranges from support of improved quality in science and math education to expanded energy development and security.

The Company has an established practice to determine which public policy issues are important to ExxonMobil, which includes gaining input from affected business lines and functional departments such as Law and Public and Government Affairs. Key issues and lobbying activities and expenses are reviewed by the Management Committee and Board of Directors. Detailed disclosures concerning internal deliberations on public policy issues could be competitively harmful, and would be of questionable utility to shareholders.

ExxonMobil complies fully with all state and federal requirements concerning lobbying activity and related disclosures. Pursuant to the federal Lobby Disclosure Act, ExxonMobil publicly reports on a quarterly basis to Congress its lobbying expenses, including the portion of trade association dues used for lobbying purposes, and the specific issues lobbied. The reports are accessible to the general public on the U.S. Senate’s website at www.senate.gov.

The Board believes the rigor of these requirements provides ample transparency and accountability of our lobbying activities to the general public, including shareholders. The Congress and Executive Branch are the appropriate recipients of the proponent’s commentary on our nation’s disclosure laws.

ITEM 10 – GREENHOUSE GAS EMISSIONS GOALS

This proposal was submitted by the Sisters of St. Dominic of Caldwell New Jersey, 40 South Fullerton Avenue, Montclair, NJ 07042, the beneficial owner of 200 shares and lead proponent of a filing group.

“WHEREAS:

The 2014 Synthesis Report of the Intergovernmental Panel on Climate Change (IPCC) warns that continued greenhouse gas (GHG) emissions and subsequent global warming will have ‘severe, pervasive, and irreversible impacts for people and ecosystems.’ The Risky Business report forecasts significant economic costs to agriculture, labor productivity, and property.

To mitigate the worst impacts of climate change and limit warming to below 2º C, as agreed in the Copenhagen Accord, the IPCC estimates that a fifty percent reduction in GHG emissions globally is needed by 2050, relative to 1990 levels.

Climate regulations are already here. In the United States, President Obama recently committed to reduce emissions 26-28% by 2025; and EPA Fuel Efficiency Standards require autos to average 54.5 MPG by 2025, calling for a new generation of low-carbon fuels. EU countries pledged to reduce emissions by 40% below 1990 levels by 2030. China, seen as the primary driver of future global demand for oil, made a commitment to peak its carbon emissions by 2030. These initial commitments foreshadow the global climate treaty to be negotiated in Paris in December 2015.

A business plan with clear GHG reduction goals will strengthen ExxonMobil’s competitive position, protect shareholder value, and effectively manage climate risk. Sixty percent of Fortune 100 companies have set GHG reduction goals or renewable energy targets. CDP, which represents 767 institutional investors holding $92 trillion in assets, found that of the 386 companies in the S&P 500 that report to CDP, 79% earn a higher return on their carbon reduction investments than on their overall corporate capital investments.

We believe the failure of ExxonMobil’s management to set public goals has impacted the company’s ability to reduce overall emissions: between 2011 and 2013, ExxonMobil’s emissions increased 3.7%, even as production fell 6.1%. ExxonMobil’s long-standing strategy of setting an internal price of carbon has not led to emissions reductions. As ExxonMobil itself notes, proper management of environmental performance requires that ‘key strategies and objectives’ be established and that ‘results are regularly stewarded against prior commitments.’

Nearly 90% of ExxonMobil’s GHG emissions are associated with the combustion of its products. A strategy to manage climate risk that does not limit GHG emissions from its products is incomplete.

The evolution of ExxonMobil’s management strategy in response to the severity of the climate crisis has been wholly inadequate. We urge the company to create a disciplined business strategy with goals to reduce GHG emissions.

RESOLVED: Shareholders request that the Board of Directors adopt quantitative goals for reducing total greenhouse gas emissions from the Company’s products and operations; and that the Company report to shareholders by November 30, 2015, on its plans to achieve these goals. Such a report will omit proprietary information and be prepared at reasonable cost.”

The Board recommends you vote AGAINST this proposal for the following reasons:

The Board understands the importance of progressing solutions to address greenhouse gas (GHG) emissions and the risks of climate change. As ExxonMobil seeks to increase production of oil and gas to meet growing global energy demand, the Company continues to take steps to improve efficiency, reduce emissions and contribute to effective long-term solutions to manage climate change risks. ExxonMobil accomplishes this through a robust set of processes designed to drive long-term, sustainable improvement. These processes include, where appropriate, setting tailored objectives at the business, site and equipment level and then stewarding progress toward meeting these objectives. ExxonMobil believes that this rigorous bottom-up approach is a more effective way to drive efficiency improvement and GHG emissions reduction than setting top-down corporate targets.

ExxonMobil has provided extensive public disclosure on its approach to managing climate change risks in its annual Corporate Citizenship Report and Carbon Disclosure Project (CDP) submission, which are posted on its external website at exxonmobil.com/climate. Included in these reports is information regarding GHG emissions performance, steps the Company is taking to mitigate GHG emissions in its operations, technology the Company is developing and deploying to improve the GHG emissions performance of its operations as well as those of its customers, and the process and governance by which the Company manages climate-related risks.

In the near-term, ExxonMobil is working to increase energy efficiency and reduce flaring, venting and fugitive emissions in its operations. In the medium-term, the company is deploying proven technologies such as cogeneration. Longer term, ExxonMobil is progressing breakthrough, game-changing technologies.

Through its Corporate Strategic Research (CSR) laboratory, ExxonMobil conducts fundamental research on a broad range of scientific topics including alternative energy, carbon capture and sequestration, advanced biofuels, life-cycle analysis, climate science and materials science. The Company also conducts strategic research with leading universities around the world focused on developing fundamental game-changing scientific breakthroughs that could lead to lower GHG emissions and a less carbon-intensive global energy system. Examples include the MIT Energy Initiative and Global Climate and Energy Project at Stanford University.

The Board asserts that it is essential to apply ExxonMobil’s technical and management capabilities to efficiently meet growing global demand for energy and to pursue technical solutions to address GHG emissions and the risks of climate change. The Board does not believe that setting absolute goals is the most effective way to manage climate risks.

In general, energy is required to produce and process oil and gas, so increases in production volumes that are needed to meet the world’s rising need for energy will lead to increases in emissions from our operations and from end use by customers. To be accurate, goals for absolute GHG emissions would need to reflect the coincident impact of largely unforeseeable factors that influence year-to-year changes in market demand, including macroeconomic issues, weather, and responses by national oil companies. Goals that reflect so many variables would be impractical for guiding business performance.

ITEM 11 – REPORT ON HYDRAULIC FRACTURING

This proposal was submitted by the Park Foundation, P.O. Box 550, Ithaca, NY 14851, the beneficial owner of 117 shares and lead proponent of a filing group.

“Whereas,

Extracting oil and gas from shale formations using horizontal drilling and hydraulic fracturing technology has become a controversial public issue. Leaks, spills, explosions and community impacts have led to bans and moratoria in the U.S. and around the globe, putting the industry’s social license to operate at risk.

Exxon is the largest producer of natural gas in Germany, which has maintained a moratorium on fracking despite intense industry lobbying. Additional moratoria were adopted in the United States this year, including in Denton, Texas, where Exxon’s XTO unit honed its shale expertise. Communities’ concerns about natural gas extraction operations near their homes was underscored when Exxon’s Chief Executive Officer joined a lawsuit alleging that water hauling associated with hydraulic fracturing activities has the potential to increase noise and traffic, and decrease property values.

Disclosure of best management practices, and measurement of their impact, is the primary means by which investors can gauge how companies are managing the risks of their operations. The Department of Energy’s Shale Gas Production Subcommittee recommended in 2011 that companies ‘adopt a more visible commitment to using quantitative measures as a means of achieving best practice and demonstrating to the public that there is continuous improvement in reducing the environmental impact of shale gas production.’ (emphasis in original)

In a December 2014 report ‘Disclosing the Facts: Transparency and Risk in Hydraulic Fracturing Operations’, which ranked companies on disclosure of quantitative information to investors, Exxon scored only 14% on its disclosure practices.

Due to this poor performance, investors call for Exxon to provide detailed, quantitative, comparable data about how it is managing the risks and reducing the impacts of its natural gas extraction operations. Its Operations Integrity Management System fails to provide such reporting; as a generalized framework for companywide operations, it lacks criteria specific to shale energy operations.

Resolved: Shareholders request the Board of Directors report to shareholders using quantitative indicators, by December 31, 2015, and annually thereafter, the results of company policies and practices, above and beyond regulatory requirements, to minimize the adverse environmental and community impacts from the company’s hydraulic fracturing operations associated with shale formations. Such report should be prepared at reasonable cost, omitting confidential information.

Supporting Statement

Proponents suggest the report provide quantitative information for each play in which the company has substantial extraction operations, on issues including, at a minimum:

•	Percentage of wells using ‘green completions;’

•	Methane leakage as a percentage of total production;

•	Percentage of drilling residuals managed in closed-loop systems;

•	Goals to eliminate the use of open pits for storage of drilling fluid and flowback water, with updates on progress;

•	Goals and quantitative reporting on progress to reduce toxicity of drilling fluids;

•	Numbers and categories of community complaints of alleged impacts, and their resolution; and

•	Systematic post-drilling ground water assessment.”

The Board recommends you vote AGAINST this proposal for the following reasons:

Modern drilling technologies and adherence to appropriate safety protocols allow unconventional resources, including oil and gas, to be developed in a manner that protects human health and the environment. ExxonMobil is committed to environmentally responsible operations – our environmental policy commits us to continuous efforts to improve performance. ExxonMobil’s systematic and disciplined approach to safety, security, health, and environmental performance is managed through our Operations Integrity Management System (OIMS). OIMS is the proven system used by ExxonMobil in all of its businesses to identify and manage risks.

With regard to risk management reporting, after the proponent filed a similar resolution in 2014, ExxonMobil prepared a report, Unconventional Resources Development, Managing the Risks, that describes how the Company identifies, assesses, and manages risks associated with developing unconventional resources, including management and accountability; drinking water protection; water use and disposal; chemical use and transparency; air emissions, including methane; wildlife protection; health; and community engagement (see exxonmobil.com/hfreport). Unconventional resources development risk management issues are also discussed in the Company’s annual Corporate Citizenship Report (CCR). ExxonMobil’s 2010, 2011, 2012, and 2013 CCRs all discuss issues surrounding the development and production of unconventional resources. Additionally, the Company discloses the chemical contents of fracturing fluids and water volume usage on a well-by-well basis in the FracFocus online registry, www.fracfocus.org.

In addition to complying with all applicable federal, state, and local laws and regulations, ExxonMobil representatives regularly engage with the relevant regulatory authorities and communities where we operate. We meet with community and elected leaders, provide speakers and technical experts for community events and educational briefings, participate in local industry forums or host open houses, and ensure our contact information is broadly available. When specific concerns arise, we work to address them directly.

The Board believes the Company has effectively communicated on unconventional resources development, and has provided a comprehensive and sufficient discussion of its approach to risk management associated with such resources, including issues surrounding hydraulic fracturing, which has been safely used since the 1940s. The proponent’s additional “quantitative” disclosures concerning matters “above and beyond regulatory performance” would not enhance our risk management or community engagement efforts.

ADDITIONAL INFORMATION

Other Business

We are not currently aware of any other business to be acted on at the meeting. Under the laws of New Jersey, where ExxonMobil is incorporated, no business other than procedural matters may be raised at the meeting unless proper notice has been given to the shareholders. If other business is properly raised, your proxies have authority to vote as they think best, including to adjourn the meeting.

People with Disabilities

We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plans to attend. Please call or write the Secretary at least two weeks before the meeting at the telephone number, address, or fax number listed under Contact Information on page 3.

Outstanding Shares

On February 28, 2015, there were 4,189,490,092 shares of common stock outstanding. Each common share has one vote.

How We Solicit Proxies

In addition to this mailing, ExxonMobil officers and employees may solicit proxies personally, electronically, by telephone, or with additional mailings. ExxonMobil pays the costs of soliciting this proxy. We are paying D.F. King & Co. a fee of $30,000 plus expenses to help with the solicitation. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Shareholder Proposals for Next Year

Any shareholder proposal for the annual meeting in 2016 must be sent to the Secretary at the address or fax number of ExxonMobil’s principal executive office listed under Contact Information on page 3. The deadline for receipt of a proposal to be considered for inclusion in the 2016 proxy statement is 5:00 p.m., Central Time, on December 16, 2015. The deadline for notice of a proposal for which a shareholder will conduct his or her own solicitation is February 29, 2016. Upon request, the Secretary will provide instructions for submitting proposals.

Duplicate Annual Reports

Registered shareholders with multiple accounts may authorize ExxonMobil to discontinue mailing extra annual reports by marking the “discontinue annual report mailing for this account” box on the proxy card. If you vote via the Internet or by telephone, you will also have the opportunity to indicate that you wish to discontinue receiving extra annual reports. At least one account must continue to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy statements and proxy cards.

You may discontinue duplicate mailings by calling ExxonMobil Shareholder Services at the toll-free telephone number listed on page 3 at any time during the year. Beneficial holders should contact their banks, brokers, or other holders of record to discontinue duplicate mailings.

Shareholders with the Same Address

If you share an address with one or more ExxonMobil shareholders, you may elect to “household” your proxy mailing. This means you will receive only one set of proxy materials at that address unless one or more shareholders at that address specifically elect to receive separate mailings. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings. We will promptly send separate proxy materials to a shareholder at a shared address on request. Shareholders with a shared address may also request us to send separate proxy materials in the future, or to send a single copy in the future, if we are currently sending multiple copies to the same address.

Requests related to householding should be made by calling ExxonMobil Shareholder Services at the telephone number listed on page 3. Beneficial shareholders should request information about householding from their banks, brokers, or other holders of record.

SEC Form 10-K

Shareholders may obtain a copy of the Corporation’s Annual Report on Form 10-K to the Securities and Exchange Commission without charge by writing to the Secretary at the address listed under Contact Information on page 3, or by visiting ExxonMobil’s website at exxonmobil.com/secfilings.

DIRECTIONS

ExxonMobil 2015 Annual Meeting

Wednesday, May 27, 2015

9:30 a.m., Central Time

Morton H. Meyerson Symphony Center

2301 Flora Street

Dallas, Texas 75201

•	Free parking is available at the Hall Arts Center Parking Garage. Traffic and construction in the area may cause a delay; please allow extra time for parking.

•

From I-45/Hwy. 75 – Take I-35E exit (Woodall Rodgers Frwy.) to Pearl Street exit or St. Paul exit (follow frontage road east to Pearl Street); turn south and continue to Ross Avenue; turn left to the Hall Arts Center Parking Garage.

•	From I-35E – Take I-45/Hwy. 75 exit (Woodall Rodgers Frwy.) to Pearl Street exit; continue to Ross Avenue; turn left to the Hall Arts Center Parking Garage.

•	From DFW Airport – Take South exit to Hwy. 183 East (merges with I-35E); follow directions from I-35E (above).

•	From Love Field – Exit airport on Mockingbird Lane west to I-35E South; follow directions from I-35E (above).

Printed entirely on recycled paper	002CSN48A5

Electronic Voting Instructions You may vote by Internet or telephone 24 hours a day, 7 days a week. Login details are located in the shaded bar below. Please vote immediately. Your vote is important.
Vote by Internet
• Go to www.investorvote.com/exxonmobil or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by Telephone • Call toll free at 1-800-652-VOTE (8683) • Outside the U.S., Canada, and Puerto Rico, call 1-781-575-2300 through an operator and we will accept the charge

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	VOTING ITEMS

The Directors recommend a vote FOR items 1 through 3. 1. Election of Directors (page 17):						The Directors recommend a vote AGAINST shareholder proposal items 4 through 11.				+
							For	Against	Abstain

	For	Withhold		For	Withhold	4. Independent Chairman (page 63)	☐	☐	☐

01 - M.J. Boskin	☐	☐	07 - K.C. Frazier	☐	☐	5. Proxy Access Bylaw (page 64)	☐	☐	☐

02 - P. Brabeck-Letmathe	☐	☐	08 - D.R. Oberhelman	☐	☐	6. Climate Expert on Board (page 66)	☐	☐	☐

03 - U.M. Burns	☐	☐	09 - S.J. Palmisano	☐	☐	7. Board Quota for Women (page 67)	☐	☐	☐

04 - L.R. Faulkner	☐	☐	10 - S.S Reinemund	☐	☐	8. Report on Compensation for Women (page 68)	☐	☐	☐

05 - J.S. Fishman	☐	☐	11 - R.W. Tillerson	☐	☐	9. Report on Lobbying (page 69)	☐	☐	☐

06 - H.H. Fore	☐	☐	12 - W.C. Weldon	☐	☐	10. Greenhouse Gas Emissions Goals (page 70)	☐	☐	☐

						11. Report on Hydraulic Fracturing (page 72)	☐	☐	☐

			For	Against	Abstain
2. Ratification of Independent Auditors (page 60)			☐	☐	☐

3. Advisory Vote to Approve Executive Compensation (page 61)			☐	☐	☐

Please sign on the reverse side if voting by mail.

c/o Computershare Investor Services

P.O. Box 43105

Providence, RI 02940-5076

2015 Annual Meeting of Shareholders Admission Ticket
TIME:	Wednesday, May 27, 2015 9:30 a.m., Central Time
PLACE:	Morton H. Meyerson Symphony Center 2301 Flora Street Dallas, Texas 75201
AUDIO WEBCAST:	A slide presentation with audio will be available on the Internet at exxonmobil.com. Instructions will appear on the website prior to the event.
ADMISSION:

This ticket will admit shareholder. Ticket for one guest can be requested at Admissions desk at the annual meeting. Valid admission ticket and government-issued picture identification are required for shareholder and guest.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PROXY/VOTING INSTRUCTIONS Solicited by the Board of Directors	+

The undersigned hereby appoints, and instructs the appropriate account trustee(s), if any, to appoint, M.J. Boskin, L.R. Faulkner, S.J. Palmisano, S.S Reinemund, and R.W. Tillerson, or each or any of them, with power of substitution, proxies to act and vote shares of common stock of the undersigned at the 2015 annual meeting of shareholders of Exxon Mobil Corporation and at any adjournments thereof, as indicated, upon all matters referred to on the reverse side and described in the proxy statement for the meeting and, at their discretion, upon any other matters that may properly come before the meeting.

This proxy covers shares of ExxonMobil common stock registered in the name of the undersigned (whether certificated or book entry) and shares held in the name of the undersigned in the Computershare Investment Plan. This card also provides voting instructions to the applicable trustees for any shares held in the name of the undersigned in the ExxonMobil Savings Plan and/or a Computershare Investment Plan IRA.

If no other indication is made on the reverse side of this form, the proxies/trustees shall vote: (a) for the election of the director nominees; and (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side.

B	NON-VOTING ITEMS

	Annual Report Mailing	Change of Address — Please print your new address below.	Comments — Please print your comments below.
☐	Mark box with an X to discontinue annual report mailing for this account.

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C	AUTHORIZED SIGNATURES — This section must be completed for your vote to be counted. Date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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